Exhibit 10.12

CDN.$1,030,000,000 REVOLVING TERM CREDIT FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BETWEEN

ENBRIDGE INC.

as Borrower

AND

THE FINANCIAL INSTITUTIONS AND OTHER PERSONS

SET FORTH ON SCHEDULE A HERETO,

and such other persons

as become parties hereto as lenders,

as Lenders

AND

THE TORONTO-DOMINION BANK

as Agent of the Lenders

MADE AS OF SEPTEMBER 4, 1997,

AMENDED AND RESTATED AS OF DECEMBER 18, 2007

AND FURTHER AMENDED AND RESTATED AS OF JULY 28, 2016

TD Securities, The Bank of Nova Scotia, Citigroup Global Markets, Inc. and RBC Capital Markets

as Joint Bookrunners

TD Securities, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, RBC Capital

Markets, and Citibank N.A.

as Co-Lead Arrangers

The Toronto-Dominion Bank

as Administrative Agent

The Bank of Nova Scotia

as Syndication Agent

Canadian Imperial Bank of Commerce, RBC Capital Markets and Citibank N.A.

as Co-Documentation Agents

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT is made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016

B E T W E E N:

ENBRIDGE INC., a corporation subsisting under the laws of

Canada (hereinafter sometimes referred to as the “Borrower”)

OF THE FIRST PART

- and -

THE FINANCIAL INSTITUTIONS AND OTHER PERSONS SET FORTH ON SCHEDULE A HERETO, together with such other financial institutions as become parties hereto as lenders, (hereinafter sometimes collectively referred to as the “Lenders” and sometimes individually referred to as a “Lender”)

OF THE SECOND PART

- and -

THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders hereunder (hereinafter referred to as the “Agent”)

OF THE THIRD PART

WHEREAS the Borrower, the Agent and certain of the Lenders are parties to the credit agreement made as of September 4, 1997 between the Borrower, certain of the Lenders and the Agent and amended and restated as of December 18, 2007 (as amended and supplemented to the date hereof, the “Existing Credit Agreement”);

AND WHEREAS the Borrower has requested the Lenders to provide the Credit Facility to the Borrower on the terms and conditions herein set forth;

AND WHEREAS the parties hereto have agreed to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth;

AND WHEREAS the Lenders have agreed to provide the Credit Facility to the Borrower on the terms and conditions herein set forth;

AND WHEREAS the Lenders wish the Agent to act on their behalf with regard to certain matters associated with the Credit Facility;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Additional Compensation” has the meaning set out in Section 11.3(1).

“Advance” means an advance of funds made by the Lenders or by any one or more of them to the Borrower, but does not include any Conversion or Rollover.

“Affected Loan” has the meaning set out in Section 11.4.

“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or other economic interests, the holding of voting rights or contractual rights or otherwise.

“Agent’s Accounts” means the following accounts maintained by the Agent to which payments and transfers under this Agreement are to be effected:

(a)	for Canadian Dollars:

The Toronto-Dominion Bank

66 Wellington Street West, 5th Floor

Toronto, Ontario, Canada M5K 1A2

SWIFT: TDOMCATTTOR

Transit: 00732

Cdn.$ Account No.: 0360-01-2301253

Favour: The Toronto-Dominion Bank, Toronto-Corporate Lending

Ref: Enbridge Inc.; and

(b)	for United States Dollars:

Bank of America

100 West 33rd Street

New York, New York

ABA: 026-009-593

SWIFT: BOFAUS3N

U.S.$ Account No.: 6550-826-336

Account with: The Toronto-Dominion Bank, Toronto

SWIFT: TDOMCATTTOR

Favour: The Toronto-Dominion Bank, Toronto – Corporate Lending

U.S.$ Account No.: 0360-01-2301447

Ref: Enbridge Inc.

or such other account or accounts as the Agent may from time to time designate by notice to the Borrower and the Lenders.

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

“Applicable Laws” or “applicable law” means, in relation to any person, transaction or event:

(a)	all applicable provisions of laws, statutes, rules and regulations from time to time in effect of any Governmental Authority; and

(b)	all Governmental Authorizations to which the person is a party or by which it or its property is bound or having application to the transaction or event.

“Applicable Pricing Rate” means:

(a)	in the event the Debt Rating is A (low) or higher: in respect of Libor Loans and the acceptance fees for Banker’s Acceptances, 1.00% per annum; in respect of Canadian Prime Rate Loans and U.S. Base Rate Loans, 0.00% per annum; and in respect of the standby fees payable in accordance with Section 5.6, 0.20% per annum; and

(b)	in the event the Debt Rating is BBB (high) or lower: in respect of Libor Loans and the acceptance fees for Banker’s Acceptances, 1.20% per annum; in respect of Canadian Prime Rate Loans and U.S. Base Rate Loans, 0.20% per annum; and in respect of the standby fees payable in accordance with Section 5.6, 0.24% per annum, provided that if the Designated Rating Agency is changed after the date hereof from DBRS to another Designated Rating Agency, then the Debt Ratings referenced in this definition will be deemed to be the equivalent rating classifications of such other Designated Rating Agency.

“Approved Securities” means obligations maturing within one year from their date of purchase or other acquisition by the Borrower or a Subsidiary and which are:

(a)	issued by the Government of Canada or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada;

(b)	issued by a province of Canada, or an instrumentality or agency thereof, which has a long term debt rating of at least A by S&P, A2 by Moody’s, or A by DBRS; or

(c)	term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes, in each case, of any Canadian chartered bank or other Canadian financial institution which has a long term debt rating of at least A+ by S&P, A1 by Moody’s, or A (high) by DBRS.

“Assigned Interests” has the meaning set out in Section 2.19.

“Assignment Agreement” means an assignment agreement substantially in the form of Schedule B annexed hereto, with such modifications thereto as may be required from time to time by the Agent, acting reasonably.

“Attributable Debt” means, in respect of any capital lease (under GAAP) entered into by a lessee, the capitalized amount of all obligations under such capital lease that are required to be classified and accounted for as a capitalized lease obligation on a balance sheet of such lessee in accordance with GAAP.

“BA Discount Rate” means:

(a)	in relation to a Bankers’ Acceptance accepted by a Schedule I Lender or CDOR Page Lender, the CDOR Rate;

(b)	in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender which is not a CDOR Page Lender, the lesser of:

(i)	the arithmetic average of the Discount Rates then applicable to bankers’ acceptances accepted by the Schedule II/III Reference Lenders having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower; and

(ii)	the CDOR Rate plus 0.075% per annum,

provided that if both such rates are equal then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)	in relation to a BA Equivalent Advance:

(i)	made by a Schedule I Lender or CDOR Page Lender, the CDOR Rate;

(ii)	made by a Schedule II Lender or Schedule III Lender which is not a CDOR Page Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)	made by any other Lender, the CDOR Rate plus 0.075% per annum,

provided that if the rate as determined above is less than zero, then the BA Discount Rate will be deemed to be zero.

“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an Advance in Canadian Dollars made by a Non-Acceptance Lender as part of such Loan.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankers’ Acceptance” means a draft in Canadian Dollars drawn by the Borrower, accepted by a

Lender and issued for value pursuant to this Agreement.

“Banking Day” means, in respect of a Libor Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario, New York, New York and London, England, and, for all other purposes, means a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, but does not in any event include a Saturday or a Sunday.

“Canadian Dollars” and “Cdn.$” mean the lawful money of Canada.

“Canadian Prime Rate” means, for any day, the greater of:

(a)	the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers of varying degrees of creditworthiness in Canada for Canadian Dollar demand loans in Canada; and

(b)	the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4) which rate is shown on the CDOR Page at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum;

provided that if both such rates are equal or if such one month bankers’ acceptance rate is unavailable for any reason on any date of determination, then the “Canadian Prime Rate” shall be the rate specified in (a) above.

“Canadian Prime Rate Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Canadian Prime Rate.

“Cash Collateral” has the meaning set out in Section 2.17.

“Cash Collateral Account” has the meaning set out in Section 2.17.

“CDOR Page” means the display referred to as the “CDOR Page” (or any display substituted thereof) of Reuters Limited (or any successor thereto or Affiliate thereof).

“CDOR Page Lender” means a Schedule II Lender or Schedule III Lender which has the annual yield rates for Canadian Dollar bankers’ acceptances accepted by such Lender displayed from time to time on the CDOR Page.

“CDOR Rate” means, on any date which Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the CDOR Page as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on the CDOR Page, then the CDOR Rate, on any day, shall be the arithmetic average of the Discount Rates quoted by the Schedule I Reference Lenders to the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day, provided that if the CDOR Rate as determined above is less than zero, then the CDOR Rate will be deemed to be zero.

“clearing house” has the meaning set out in Section 6.4.

“Collateral Investment” has the meaning set out in Section 2.17.

“Commitment” means the commitment of each Lender under the Credit Facility to provide the amount of Canadian Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the provisions hereof.

“Consolidated Net Tangible Assets” means, as at any date of determination, all consolidated assets of the Borrower as shown in a consolidated balance sheet of the Borrower for such date, less the aggregate of the following amounts reflected upon such balance sheet:

(a)	all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b)	to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this (b) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in (a) above;

(c)	minority interests;

(d)	non-cash current assets; and

(e)	Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing such assets.

“Consolidated Shareholders’ Equity” means, on any date, the total amount of shareholders’ equity of the Borrower determined on a consolidated basis in accordance with GAAP as the same would be set forth in a consolidated balance sheet of the Borrower and includes, in any event and regardless of the characterization pursuant to GAAP which are in effect from time to time, Preferred Securities issued by the Borrower.

“Conversion” means a conversion or deemed conversion of a Loan under the Credit Facility into another type of Loan under the Credit Facility pursuant to the provisions hereof, provided that, subject to Section 2.8 and to Article 6 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.

“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to convert, or this Agreement requires the conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

“Conversion Notice” means a notice substantially in the form annexed hereto as Schedule C to be given to the Agent by the Borrower pursuant hereto.

“Cost of Canadian Funds Rate” means, for any Short Notice Cdn.$ Loan advanced by a given Short Notice Lender, the rate of interest per annum equal to the sum of the costs of funds rate (expressed as a rate per annum) for Canadian Dollars with a term to maturity equal to the term of the Short Notice Cdn.$ Loan requested by the Borrower and which such Short Notice Lender quotes to the Borrower on the Drawdown Date of such Loan, plus the Applicable Pricing Rate applicable to Bankers’ Acceptances in effect on such day.

“Cost of U.S. Funds Rate” means, for any Short Notice U.S.$ Loan advanced by a given Short Notice Lender, the rate of interest per annum equal to the sum of the costs of funds rate (expressed as a rate per annum) for United States Dollars with a term to maturity equal to the term of the Short Notice U.S.$ Loan requested by the Borrower and which such Short Notice Lender quotes to the Borrower on the Drawdown Date of such Loan, plus the Applicable Pricing Rate applicable to Libor Loans in effect on such day.

“Credit Facility” means the credit facility in the maximum principal amount (on the date hereof) of Cdn.$1,030,000,000 or the Equivalent Amount in United States Dollars to be made available to the Borrower by the Lenders in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

“Currency Excess” has the meaning set out in Section 2.18.

“Currency Excess Deficiency” has the meaning set out in Section 2.18.

“DBNA” has the meaning set out in Section 6.4.

“DBRS” means Dominion Bond Rating Service Limited and any successors thereto.

“Debt” means, with respect to any person (“X”), all obligations in respect of indebtedness for borrowed money of X which, in accordance with GAAP, would be recorded in the unconsolidated financial statements of X (including the notes thereto) and, in any event, including (without duplication):

(a)	obligations of X arising pursuant or in relation to bankers’ acceptances (including payment and reimbursement obligations in respect thereof) issued thereby or accepted upon the request thereof;

(b)	the undrawn amount under letters of credit, letters of guarantee and surety bonds issued on the request or for the account of X supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;

(c)	all Attributable Debt under any capital leases of X;

(d)	Purchase Money Obligations of X;

(e)	obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

(f)	obligations of X under Guarantees relating to indebtedness or other obligations of any other person which would otherwise constitute Debt within the meaning of this definition (if such other person was X) including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), but excluding, in any event, Non-Recourse Debt and, if applicable to X, Preferred Securities and Intercompany Borrower Debt; provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Debt” shall be and shall be deemed to be references to Debt of the Borrower.

“Debt Rating” means the debt rating of the long-term, unsecured, unsubordinated debt of the Borrower (or its Successor, as applicable).

“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

“Defaulting Lender” means any Lender:

(a)	that has failed to fund any payment or its portion of any Loans required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder and under the other Documents and such Lender has not cured such failure to fund or to purchase participations within 1 Banking Day;

(b)	that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)	that has failed, within 3 Banking Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans;

(d)	that has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within 3 Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent;

(f)	in the case of a Lender or its direct or indirect parent company that is an EEA Financial Institution, become subject to a Bail-In Action; or

(g)	with respect to which the Agent has concluded, acting reasonably, and has advised the Lenders in writing, that it is of the view that it is more likely than not that such Lender shall become a Defaulting Lender pursuant to subparagraphs (a) to (f), inclusive, of this definition.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Rating Agency” means, from time to time, any one of the following debt rating agencies (or any of their respective successors) selected in writing by the Borrower and approved in writing by the Majority of the Lenders:

(a)	DBRS;

(b)	S&P; or

(c)	Moody’s;

provided that, as of the date hereof, the Designated Rating Agency is DBRS.

“Discount Proceeds” means the net cash proceeds to the Borrower from the sale of a Bankers’ Acceptance pursuant hereto or, in the case of BA Equivalent Advances, the amount of a BA Equivalent Advance at the BA Discount Rate, in any case, before deduction or payment of the fees to be paid to the Lenders under Section 6.2.

“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.

“Documents” means, collectively, this Agreement and all certificates, notices, instruments and other documents delivered or to be delivered to the Agent or the Lenders, or both, in relation to the Credit Facility pursuant hereto or thereto and, when used in relation to any person, the term “Documents” shall mean and refer to the Documents executed and delivered by such person.

“Drawdown” means:

(a)	an Advance of a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan or Short Notice Loan; or

(b)	the issue of Bankers’ Acceptances (or the making of a BA Equivalent Advance in lieu thereof) other than as a result of Conversions or Rollovers.

“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.

“Drawdown Notice” means a notice substantially in the form annexed hereto as Schedule D to be given to the Agent by the Borrower pursuant hereto.

“EEA Financial Institution” means, at each relevant time of determination, (a) any credit institution or investment firm established in any EEA Member Country, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent, and with respect to each of the preceding clause (a) through (c), which institution, firm or entity is subject to the supervision of an EEA Resolution Authority.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having authority to exercise any Write-Down and Conversion Powers.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including, without limitation:

(a)	any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)	any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, approvals, notices, permits or policies, guidelines or directives having the force of law.

“Equivalent Amount” means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the noon rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question, or if such noon rate is for any reason unavailable, at the indicative rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question, or if such indicative rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Agent at approximately noon (Toronto time) on that date in accordance with its normal practice.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set out in Section 10.1.

“Excluded Taxes” has the meaning set out in Section 7.5(1).

“Excluded Transaction” means a Transaction wholly between or among the Borrower and any Affiliates of the Borrower.

“Existing Credit Agreement” has the meaning set out in the recitals hereto.

“Extending Lender” has the meaning set out in Section 2.19.

“Extension Request” has the meaning set out in Section 2.19.

“Federal Funds Rate” means, for any day, the rate of interest per annum equal to (a) the weighted average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the annual rates of interest on overnight Federal funds transactions with members of the Federal Reserve Board of the United States of America (or any successor thereof) arranged by Federal funds brokers on such day, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York (or any successor thereto) or, (b) if such day is not a Banking Day, such weighted average for the immediately preceding Banking Day for which the same is published or, (c) if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“Financial Instrument Obligations” means obligations arising under:

(a)	any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b)	any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time; and

(c)	any agreement for the making or taking of Petroleum Substances, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is Petroleum Substances or the price, value or amount payable thereunder is dependent or based upon the price of Petroleum Substances or fluctuations in the price of Petroleum Substances, to the extent of the net amount due or accruing due from the Borrower thereunder.

“GAAP” means generally accepted accounting principles in Canada, which shall be deemed to be reference to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants (or any successor institute thereto) applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein) or, to the extent adopted and permitted by Applicable Laws, generally accepted accounting principles in the United States, as at the date on which any determination or calculation is made or required to be made in accordance with such principles.

“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.

“Guarantee” means any guarantee, undertaking to assume, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation.

“Hazardous Materials” means any substance or mixture of substances which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety and includes any substance defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.

“Hostile Acquisition” means an acquisition of securities of a person (the “Target”) pursuant to a take-over bid, as defined in the Securities Act (Alberta) or in any other applicable securities legislation, where the board of directors, trustees or similar body of the Target whose securities are the subject matter of the take-over bid has neither approved such take-over bid nor recommended to the security holders of the Target that they tender or sell their securities pursuant to such take-over bid.

“Indemnified Parties” means, collectively, the Agent and the Lenders, including a receiver, receiver-manager or similar person appointed under applicable law, and their respective shareholders, Affiliates, officers, directors, employees and agents, and “Indemnified Party” means any one of the foregoing.

“Indemnified Third Party” has the meaning set out in Section 12.3.

“Information” has the meaning set out in Section 14.1.

“Intercompany Borrower Debt” means Debt or Non-Recourse Debt of the Borrower owing to or in favour of a Subsidiary.

“Interest Payment Date” means:

(a)	with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the first Banking Day of each calendar month; and

(b)	with respect to each Libor Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period, provided that, in any case, the Maturity Date or, if applicable, any earlier date on which the Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Loans then outstanding under the Credit Facility.

“Interest Period” means:

(a)	with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the period commencing on the applicable Drawdown Date or Conversion Date, as the case may be, and terminating on the date selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or for the repayment of such Loan;

(b)	with respect to each Bankers’ Acceptance, the period selected by the Borrower hereunder and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of all of the Lenders, a longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan; and

(c)	with respect to each Libor Loan, the period selected by the Borrower and being of 1, 2, 3, 6, 9 or 12 months’ duration (or, subject to the agreement of all of the Lenders, a longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be, provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (iii) the last day of all Interest Periods for Loans outstanding under the Credit Facility shall expire on or prior to the Maturity Date.

“Investment Grade” means BBB (high) or higher in the case of the long term debt ratings of DBRS on the date hereof, or the then equivalent rating of the Designated Rating Agency.

“Judgment Conversion Date” has the meaning set out in Section 12.4.

“Judgment Currency” has the meaning set out in Section 12.4.

“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including, without limitation, the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Governmental Authority) or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets to be, insolvent or bankrupt; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not impair and could not reasonably be expected to impair the performance of such Lender’s obligations, or the exercise or enforcement of any rights or remedies against such Lender, in each case under or in respect of this Agreement.

“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	(i) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such Governmental Authority takes control of such Lender’s or Lender Parent’s assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)	has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)	causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.

“Lender Parent” means any person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.

“Lenders’ Counsel” means the firm of Macleod Dixon LLP or such other firm of legal counsel as the Agent may from time to time designate after consultation with the Borrower.

“Libor Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified that interest is to be calculated by reference to the Libor Rate, and each Rollover in respect thereof.

“Libor Rate” means, for each Interest Period applicable to a Libor Loan, the rate of interest per annum, expressed on the basis of a year of 360 days (as determined by the Agent and rounded upwards to the next 1/100 of 1%):

(a)	applicable to United States Dollars and appearing on the display referred to as “LIBOR01 Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) that displays the ICE Benchmark Administration Limited (or its successor) Interest Settlement Rate applicable to such Interest Period as of 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period; or

(b)	if such rate does not appear on such Reuters display, or if such display or rate is not available for any reason, the rate per annum at which United States Dollars are offered by the principal lending office in London, England of the Agent (or of its Affiliates if it does not maintain such an office) in the London interbank market at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period, in each case in an amount similar to such Libor Loan and for a period comparable to such Interest Period, provided that if the Libor Rate as determined above is less than zero, then the Libor Rate will be deemed to be zero.

“Loan” means a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan, Short Notice Loan, Bankers’ Acceptance or BA Equivalent Advance outstanding hereunder.

“Majority of the Lenders” means:

(a)	during the continuance of a Default or an Event of Default, those Lenders the Rateable Portions of all Outstanding Principal of which are, in the aggregate, at least 66 2⁄3% of all Outstanding Principal; and

(b)	at any other time, those Lenders the Commitments of which are, in the aggregate, at least 66 2⁄3% of the Commitments of all Lenders hereunder.

“Material Adverse Effect” means a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.

“Maturity Date” means the date which is the first anniversary of the Term Out Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.

“Non-Acceptance Lender” means (a) a Lender which ceases to or does not accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders other than Schedule I Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

“Non-Extending Lender” has the meaning set out in Section 2.19.

“Notice of Non-Extension” has the meaning set out in Section 2.19.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any indebtedness in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Security Interest existing on property owned subject to Security Interest (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and, in each case, incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such indebtedness, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Borrower to the Lenders or the Agent under, pursuant or relating to the Documents or the Credit Facility and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by the Borrower under this Agreement.

“Officer’s Certificate” means a certificate or notice signed by any one of the chief executive officer, president, chief financial officer, a vice-president, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of the Borrower; provided, however, that Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices shall be executed on behalf of the Borrower by any one of the foregoing persons or such other persons as may from time to time be designated by written notice from the Borrower to the Agent.

“Outstanding BAs Collateral” has the meaning set out in Section 2.17.

“Outstanding Principal” means, at any time, the aggregate of (a) the principal amount of all outstanding Canadian Prime Rate Loans and Short Notice Cdn.$ Loans, (b) the Equivalent Amount in Canadian Dollars of the principal of all outstanding U.S. Base Rate Loans, Libor Loans and Short Notice U.S.$ Loans and (c) the amounts payable at maturity of all outstanding Bankers’ Acceptances and BA Equivalent Advances.

“Permitted Contest” means action taken by or on behalf of the Borrower in good faith by appropriate proceedings diligently pursued to contest a Tax, claim or Security Interest, provided that:

(a)	the Borrower has established reasonable reserves therefor if and to the extent required by GAAP;

(b)	proceeding with such contest does not have, and would not reasonably be expected to have, a Material Adverse Effect; and

(c)	proceeding with such contest will not create a material risk of sale, forfeiture or loss of, or interference with the use or operation of, a material part of the property, assets and undertaking of the Borrower.

“Permitted Encumbrances” means as at any particular time any of the following Security Interests or other encumbrances on the property or any part of the property of the Borrower:

(a)	any Security Interest existing as of February 23, 1995 or arising thereafter pursuant to contractual commitments entered into prior to such date;

(b)	any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

(c)	any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

(d)	any Security Interest in favour of any Affiliate of the Borrower securing obligations which have been subordinated and postponed to the Obligations on terms and conditions satisfactory to the Agent and Lenders’ Counsel;

(e)	any Security Interest on property of a corporation which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with, the Borrower or such property is otherwise acquired by the Borrower;

(f)	any Security Interest securing any Debt to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 18 months of the date when such Debt is incurred or the date of any renewal or extension thereof;

(g)	any Security Interest in respect of:

(i)	liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such obligations are then overdue the Borrower shall be contesting the same by a Permitted Contest,

(ii)	any liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Borrower by a Permitted Contest,

(iii)	any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease,

(iv)	any obligations or duties, affecting the property of the Borrower to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, licence or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Borrower under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held by the Borrower,

(v)	any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, builders’, mechanics’, labourers’, materialmen’s, warehousemen’s, carriers’ and other similar liens,

(vi)	the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, that affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof,

(vii)	any undetermined or inchoate liens and charges incidental to the current operations of the Borrower that have not at the time been filed against the Borrower; provided, however, that if any such lien or charge shall have been filed, the Borrower shall be contesting the same by a Permitted Contest,

(viii)	any Security Interest the validity of which is being contested at the time by the Borrower by a Permitted Contest,

(ix)	any easements, rights of way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights of way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) that in the reasonable opinion of the Borrower will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by the Borrower,

(x)	any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Borrower,

(xi)	any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations incurred or transacted for hedging purposes;

(xii)	any liens and privileges arising out of judgments or awards with respect to which the Borrower shall be contesting at the time by a Permitted Contest, and

(xiii)	any other liens of a nature similar to the foregoing which do not in the reasonable opinion of the Borrower materially impair the use of the property subject thereto or the operation of the business of the Borrower or the value of such property for the purpose of such business;

(h)	any other Security Interest if the amount of obligations secured pursuant to this paragraph (h) does not exceed 5% of Consolidated Net Tangible Assets;

(i)	Security Interests in favour of the Lenders or the Agent on behalf of the Lenders;

(j)	such other Security Interests as may be consented to in writing by the Lenders; and

(k)	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding paragraphs (a) to (j) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

provided that nothing in this definition shall in and of itself cause the Loans and other Obligations to be subordinated in priority of payment to any such Permitted Encumbrance.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Power of Attorney” means a power of attorney provided by the Borrower to a Lender with respect to Bankers’ Acceptances in accordance with and pursuant to Section 6.4 hereof.

“Preferred Securities” means securities, including debt securities, which at all times have the following characteristics:

(a)	a final maturity extending beyond the Maturity Date;

(b)	no scheduled payments or mandatory reductions of principal thereunder prior to the Maturity Date;

(c)	provision for the deferral of interest payments due and payable thereunder for periods of not less than five years;

(d)

a default, event of default, acceleration or similar circumstance under any unsubordinated debt of the issuer, including, in the case of the Borrower, a Default, Event of Default, acceleration of payment of the obligations or enforcement of the rights and remedies of the Lenders under the Documents, shall not (i) cause a default or event of default (within the passage of time or otherwise) under such securities or the indenture governing the same, or (ii) cause or permit the obligations thereunder to be due and payable prior to the stated maturity thereof;
(e)	payments of interest due and payable thereunder can be satisfied by delivering common shares, preferred shares not redeemable at the option of the holder thereof, or other non-redeemable equity securities of the issuer (or any combination thereof) in accordance with the indenture governing such securities;

(f)	all amounts payable in respect to such securities are subordinate and junior in right of payment to the prior payment in full of all obligations under the unsubordinated debt of the issuer upon a payment default on any such debt in respect of which any applicable grace period has ended and such default has not been cured or waived or ceased to exist or the acceleration of any such debt which has not been rescinded;

(g)	such securities shall not be entitled to any distribution upon the distribution of assets of the issuer to creditors upon its dissolution, bankruptcy or any such similar proceedings, until all obligations under the unsubordinated debt of the issuer have been paid in full; and

(h)	if the issuer is the Borrower, the holders of such securities do not hold any guarantees, indemnities or other financial assistance in respect of such securities from any Subsidiary;

provided that: (i) for certainty, Preferred Securities shall include those 7.60% preferred securities due June 30, 2048 issued by the Borrower pursuant to a trust indenture dated July 8, 1999, except to the extent such preferred securities or such indenture are amended, supplemented or otherwise modified after the date hereof and by reason thereof such preferred securities cease to have the foregoing characteristics and (ii) in the case of such securities issued by a Subsidiary, such securities shall not constitute Preferred Securities for the purposes hereof to the extent that, and by the amount which, such securities in aggregate exceed 15.0% of the Total Consolidated Capitalization of the Subsidiary in question (determined, for certainty, after giving effect to the issuance of such securities).

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Rateable Portion”, as regards any Lender, with regard to any amount of money, means (subject to Section 6.5 in respect of the rounding of allocations of Bankers’ Acceptances) in respect of the Credit Facility and Drawdowns, Conversions, Rollovers and Loans and other amounts payable thereunder or in respect thereof, the product obtained by multiplying that amount by the quotient obtained by dividing (a) that Lender’s Commitment by (b) the aggregate of all of the Lenders’ Commitments; provided that, for certainty, with respect to a given Lender and the payment of all Obligations owing to such Lender pursuant to Section 2.19 or Section 2.21, the amount of such payment shall be deemed to be such Lender’s Rateable Portion thereof.

“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Repayment Notice” means a notice substantially in the form annexed hereto as Schedule E to be given to the Agent by the Borrower pursuant hereto.

“Rollover” means:

(a)	with respect to any Libor Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto; and

(b)	with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 6 hereof.

“Rollover Date” means the date of commencement of a new Interest Period applicable to a Loan and which shall be a Banking Day.

“Rollover Notice” means a notice substantially in the form annexed hereto as Schedule F to be given to the Agent by the Borrower pursuant hereto.

“S&P” means the Standard & Poor’s Ratings Group (a division of The McGraw-Hill Companies, Inc.) and any successors thereto.

“Sanction” means any economic or trade sanction imposed or administered by (i) the Canadian government (including, without limitation, those economic or trade sanctions imposed or administered under the Special Economic Measures Act (Canada) or the United Nations Act (Canada) or any associated regulations); or (ii) any other sanctions authority of any jurisdiction where the Borrower or any Subsidiary maintains assets or otherwise engages in business, including, if applicable, those economic or trade sanctions imposed or administered by the United States government (including, without limitation, those economic or trade sanctions imposed or administered by the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union or her Majesty’s Treasury.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“Schedule I Reference Lenders” means two Schedule I Lenders which are designated as such by both the Agent and the Borrower from time to time (it being agreed that the Agent and the Borrower may at any time terminate the designation of a Lender as a Schedule I Reference Lender and designate another Schedule I Lender as a Schedule I Reference Lender in its place by delivery to the Lenders of a written notification to such effect executed by both the Borrower and the Agent), provided that, if a person ceases to be a Lender hereunder, then such person shall thereupon cease to be a Schedule I Reference Lender without further action; as of the date hereof, the Schedule I Reference Lenders are The Bank of Nova Scotia and The Toronto-Dominion Bank.

“Schedule II/III Reference Lenders” means two Schedule II Lenders or Schedule III Lenders (or one Schedule II Lender and one Schedule III Lender) which are designated as such by both the Agent and the Borrower from time to time (it being agreed that the Agent and the Borrower may at any time terminate the designation of a Lender as a Schedule II/III Reference Lender and designate another Schedule II Lender or Schedule III Lender as a Schedule II/III Reference Lender in its place by delivery to the Lenders of a written notification to such effect executed by both the Borrower and the Agent), provided that, if a person ceases to be a Lender hereunder, then such person shall thereupon cease to be a Schedule II/III Reference Lender without further action; as of the date hereof, the Schedule II/III Reference Lenders are Société Générale (Canada Branch) and HSBC Bank Canada.

“Security Interest” means any assignment by way of security, mortgage, charge, pledge, lien, encumbrance, title retention agreement (including, without limitation, a capital lease) or other security interest whatsoever, howsoever created or arising, fixed or floating, perfected or not, which secures payment or performance of an obligation , but, for certainty, shall exclude operating leases and factoring or other similar absolute assignments of accounts receivable.

“Short Notice Cdn.$ Loan” means an Advance in Canadian Dollars made by a Short Notice Lender to the Borrower in accordance with Section 2.23.

“Short Notice Lenders” means, collectively, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, and Royal Bank of Canada and “Short Notice Lender” means any one of such Lenders, provided that, for certainty, if a person ceases to be a Lender hereunder, then such person shall thereupon cease to be a Short Notice Lender without further action.

“Short Notice Loans” means, collectively, Short Notice Cdn.$ Loans and Short Notice U.S.$ Loans and “Short Notice Loan” means any of such Loans.

“Short Notice U.S.$ Loan” means an Advance in United States Dollars made by a Short Notice Lender to the Borrower in accordance with Section 2.23

“Subsidiary” means, with respect to any person (“X”):

(a)	any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by X or one or more of its Subsidiaries, or by X and one or more of its Subsidiaries;

(b)	any partnership of which, at the time, X or one or more of its Subsidiaries, or X and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)	any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries;

provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Borrower.

“Successor” has the meaning set out in Section 9.2(b).

“Successor Agent” has the meaning set out in Section 13.10.

“Syndicated Drawdown” means a Drawdown other than by way of Short Notice Loan.

“Syndicated Loans” means a Loan other than a Short Notice Loan.

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any, and “Tax” and “Taxation” shall be construed accordingly.

“Tax Forms” has the meaning set out in Section 7.5.

“Tax Refund” has the meaning set out in Section 7.5.

“Term Out Date” means July 27, 2017 or such later date to which the same may be extended in accordance with Section 2.19.

“Total Consolidated Capitalization” means, without duplication, the sum of:

(a)	shareholders’ equity, including therein, for certainty but without limitation, the amount of preferred share capital;

(b)	the principal amount of Debt;

(c)	the accumulated provision for deferred income taxes; and

(d)	the amount of any minority interests;

as determined for the person in question on a consolidated basis in accordance with GAAP.

“Transaction” has the meaning set out in Section 9.2(b).

“U.S. Base Rate” means, for any day, the greatest of:

(a)	the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers of varying degrees of creditworthiness in Canada for United States Dollar demand loans in Canada;

(b)	the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4), plus 1.00% per annum; and

(c)	the Libor Rate for a period of 1 month on such day (or in respect of any day that is not a Banking Day, such Libor Rate in effect on the immediately preceding Banking Day) plus 1.00% per annum,

provided that if all such rates are equal or if such Federal Funds Rate and such Libor Rate are unavailable for any reason on the date of determination, then the “U.S. Base Rate” shall be the rate specified in (a) above, and provided further that if the rate as determined above is less than zero, then the U.S. Base Rate will be deemed to be zero.

“U.S. Base Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the U.S. Base Rate.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Headings; Articles and Sections

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3 Number; persons; including

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them. References herein to any person shall, unless the context otherwise requires, include such person’s successors and permitted assigns.

1.4 Accounting Principles

Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties hereto, be made in accordance with GAAP applied on a consistent basis.

In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Agent (with the approval of the Lenders or the Majority of the Lenders, as applicable), all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants or the Financial Accounting Standards Board, and in all events including changes resulting from implementation of the International Financial Reporting Standards to the extent required by the Canadian Accounting Standards Board.

1.5 References to Agreements and Enactments

Reference herein to any agreement, instrument, licence or other document shall be deemed to include reference to such agreement, instrument, licence or other document as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions of this Agreement if and to the extent such provisions are applicable; and reference herein to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended from time to time and to any successor enactment.

1.6 Per Annum Calculations

Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of calendar year of 365 days.

1.7 Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A - Lenders and Commitments
Schedule B - Assignment Agreement
Schedule C - Conversion Notice
Schedule D - Drawdown Notice
Schedule E - Repayment Notice
Schedule F - Rollover Notice

1.8 Amendment and Restatement

(1)	On the date on which all of the conditions set forth in Section 3.2 have been satisfied (or waived in writing by all of the Lenders in accordance with Section 3.3):

(a)	the Existing Credit Agreement shall be and is hereby amended and restated in the form of this Agreement; and

(b)	the Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be required by the Agent (including the assignment of interests in, or the purchase of participations in, outstanding Loans) to ensure that the aggregate Obligations owing to each Lender are outstanding in proportion to each Lender’s Rateable Portion of all outstanding Obligations.

(2)	Notwithstanding the foregoing or any other term hereof, all of the covenants, representations and warranties on the part of the Borrower under the Existing Credit Agreement and all of the claims and causes of action arising against the Borrower in connection therewith, in respect of all matters, events, circumstances and obligations arising or existing prior to the date hereof shall continue, survive and shall not be merged in the execution of this Agreement or any other Documents or any advance or provision of any Loan hereunder.

(3)	References herein to the “date hereof” or similar expressions shall be and shall be deemed to be to the date of the execution and delivery hereof, being July 28, 2016.

ARTICLE 2

THE CREDIT FACILITY

2.1	The Credit Facility

Subject to the terms and conditions hereof, each of the Lenders shall make available to the Borrower such Lender’s Rateable Portion of the Credit Facility. Subject to Section 2.18, the Outstanding Principal under the Credit Facility shall not exceed the maximum principal amount of the Credit Facility.

2.2 Types of Availments

The Borrower may, in Canadian Dollars, make Drawdowns, Conversions and Rollovers under the Credit Facility of Canadian Prime Rate Loans and Bankers’ Acceptances and may, in United States Dollars, make Drawdowns, Conversions and Rollovers under the Credit Facility of U.S. Base Rate Loans and Libor Loans. The Borrower shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions.

2.3 Purpose

The Credit Facility is being made available for the general corporate purposes of the Borrower including, without limitation, to support the Borrower’s commercial paper program.

2.4 Availability and Nature of the Credit Facility

(1)	Subject to the terms and conditions hereof, the Borrower may make Drawdowns under the Credit Facility prior to the Term Out Date.

(2)	Prior to the Term Out Date, the Credit Facility shall be a revolving credit facility: that is, the Borrower may increase or decrease Loans under the Credit Facility by making Drawdowns, repayments and further Drawdowns. Subject to Section 2.19, on the Term Out Date, the unutilized portion of the Credit Facility shall be cancelled and the Credit Facility shall become non-revolving: that is, the amount of any Loans under the Credit Facility which are thereafter repaid may not be re borrowed or utilized again and the Borrower shall not be entitled to make further Drawdowns in respect of such amounts.

2.5 Minimum Drawdowns

Each Drawdown under the Credit Facility of the following types of Loans shall be in the following amounts indicated:

(a)	Canadian Prime Rate Loans in minimum principal amounts of Cdn.$1,000,000 and Drawdowns in excess thereof in integral multiples of Cdn.$1,000,000;

(b)	Bankers’ Acceptances in minimum aggregate amounts of Cdn.$10,000,000 at maturity and Drawdowns in excess thereof in integral multiples of Cdn.$1,000,000;

(c)	U.S. Base Rate Loans in minimum principal amounts of U.S.$1,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$1,000,000; and

(d)	Libor Loans in minimum principal amounts of U.S.$10,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$1,000,000.

2.6 Libor Loan Availability

Drawdowns of, Conversions into and Rollovers of requested Libor Loans may only be made upon the Agent’s prior favourable determination with respect to the matters referred to in Section 11.1.

2.7 Notice Periods for Drawdowns, Conversions and Rollovers

Subject to the provisions hereof, the Borrower may make a Drawdown, Conversion or Rollover under the Credit Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer’s Certificate), with respect to a specified type of Loan to the Agent not later than:

(a)	10:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or the Rollover of Libor Loans;

(b)	10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or Rollover of Bankers’ Acceptances; and

(c)	10:00 a.m. (Calgary time) one Banking Day prior to the proposed Drawdown Date or Conversion Date, as the case may be, for Drawdowns of or Conversions into Canadian Prime Rate Loans and/or U.S. Base Rate Loans.

2.8 Conversion Option

Subject to the provisions of this Agreement, the Borrower may convert the whole or any part of any type of Loan under the Credit Facility into any other type of permitted Loan under the Credit Facility by giving the Agent a Conversion Notice in accordance herewith; provided that:

(a)	Conversions of Libor Loans and Bankers’ Acceptances may only be made on the last day of the Interest Period applicable thereto;

(b)	the Borrower may not convert a portion only or the whole of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion (as set forth in Section 2.5);

(c)	in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated; and

(d)	a Conversion shall not result in an increase in Outstanding Principal; increases in Outstanding Principal may only be effected by Drawdowns.

2.9 Libor Loan Rollovers; Selection of Libor Interest Periods

At or before 10:00 a.m. (Calgary time) three Banking Days prior to the expiration of each Interest Period of each Libor Loan, the Borrower shall, unless it has delivered a Conversion Notice pursuant to Section 2.8 and/or a Repayment Notice pursuant to Section 2.15 (together with a Rollover Notice if a portion only is to be converted or repaid; provided that a portion of a Libor Loan may be continued only if the portion which is to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of Libor Loans) with respect to the aggregate amount of such

Loan, deliver a Rollover Notice to the Agent selecting the next Interest Period applicable to the Libor Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Borrower fails to deliver a Rollover Notice to the Agent as provided in this Section, the Borrower shall be deemed to have given a Conversion Notice to the Agent electing to convert the entire amount of the maturing Libor Loan into a U.S. Base Rate Loan.

2.10 Rollovers and Conversions not Repayments

Any amount converted shall be a Loan of the type converted to upon such Conversion taking place, and any amount rolled over shall continue to be the same type of Loan under the Credit Facility as before the Rollover, but such Conversion or Rollover (to the extent of the amount converted or rolled over) shall not of itself constitute a repayment or a fresh utilization of any part of the amount available under the Credit Facility.

2.11 Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans

Upon receipt of a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan, the Agent shall forthwith notify the Lenders of the requested type of Loan, the proposed Drawdown Date, Rollover Date or Conversion Date, each Lender’s Rateable Portion of such Loan and, if applicable, the account of the Agent to which each Lender’s Rateable Portion is to be credited.

2.12 Lenders’ and Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans

Each Lender shall, for same day value on the Drawdown Date specified by the Borrower in a Drawdown Notice with respect to a Canadian Prime Rate Loan, a U.S. Base Rate Loan or a Libor Loan, credit the applicable Agent’s Account with such Lender’s Rateable Portion of each such requested Loan and for same day value on the same date the Agent shall pay to the Borrower the full amount of the amounts so credited in accordance with any payment instructions set forth in the applicable Drawdown Notice.

2.13 Irrevocability

A Drawdown Notice, Rollover Notice, Conversion Notice or Repayment Notice given by the Borrower hereunder shall be irrevocable and, subject to any options the Lenders may have hereunder in regard thereto and the Borrower’s rights hereunder in regard thereto, shall oblige the Borrower to take the action contemplated on the date specified therein.

2.14 Optional Cancellation or Reduction of the Credit Facility

The Borrower may, at any time, upon giving at least 3 Banking Days’ prior written notice to the Agent, cancel in full or, from time to time, permanently reduce in part the unutilized portion of the Credit Facility; provided, however, that any such reduction shall be in a minimum amount of Cdn.$1,000,000 and reductions in excess thereof shall be in integral multiples of Cdn.$1,000,000. If the Credit Facility is so reduced, the Commitments of each of the Lenders under the Credit Facility shall be reduced pro rata in the same proportion that the amount of the reduction in the Credit Facility bears to the amount of the Credit Facility in effect immediately prior to such reduction and the Agent shall circulate a revised Schedule A to all parties hereto reflecting the reduced Commitments of the Lenders.

2.15 Optional Repayment of the Credit Facility

The Borrower may at any time and from time to time repay, without penalty, to the Agent for the account of the Lenders the whole or any part of any Loan owing by it together with accrued interest thereon to the date of such repayment provided that:

(a)	the Borrower shall give a Repayment Notice (executed in accordance with the definition of Officer’s Certificate) to the Agent not later than:

(i)	10:00 a.m. (Calgary time) three Banking Days prior to the date of the proposed repayment, for Libor Loans;

(ii)	10:00 a.m. (Calgary time) two Banking Days prior to the date of the proposed repayment, for Banker’s Acceptances; and

(iii)	10:00 a.m. (Calgary time) one Banking Day prior to the date of the proposed repayment, for Canadian Prime Rate Loans and U.S. Base Rate Loans;

(b)	repayments pursuant to this Section may only be made on a Banking Day;

(c)	subject to the following provisions and Section 2.17, each such repayment may only be made on the last day of the applicable Interest Period with regard to a Libor Loan that is being repaid;

(d)	a Bankers’ Acceptance may only be repaid on its maturity unless collateralized in accordance with Section 2.17(2);

(e)	each such repayment shall be in a minimum amount of the lesser of: (i) the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid and (ii) the Outstanding Principal of all Loans outstanding under the Credit Facility immediately prior to such repayment; any repayment in excess of such amount shall be in integral multiples of $1,000,000; and

(f)	the Borrower may not repay a portion only of an outstanding Loan unless the unpaid portion is equal to or exceeds, in the relevant currency, the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid.

2.16 Mandatory Repayment of the Credit Facility

Subject to Section 10.2 and Article 7, the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of each of the Lenders, all Loans and other Obligations owing to each Lender on or before the Maturity Date.

2.17 Additional Repayment Terms

(1)

If any Libor Loan is repaid on other than the last day of the applicable Interest Period, the Borrower shall, within three Banking Days after notice is given by the Agent, pay to the Agent for the account of the Lenders all costs, losses, premiums and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds, or for any other reason whatsoever, resulting in each case from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. If pursuant to the provisions of this Section or any other provision hereof the Borrower becomes obliged to pay such costs, losses, premiums and expenses, each Lender shall use reasonable efforts to minimize such costs, losses, premiums and expenses; provided, however, that such Lender shall have no obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests in connection therewith. Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent a certificate of the Lender certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(2)	With respect to the repayment of unmatured Bankers’ Acceptances pursuant to Section 2.15(d) or otherwise hereunder, it is agreed that the Borrower shall provide for the funding in full of the unmatured Bankers’ Acceptances to be repaid by paying to and depositing with the Agent cash collateral (the “Cash Collateral”) for such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Borrower shall be invested by the Agent in Approved Securities as may be directed in writing by the Borrower from time to time (the “Collateral Investments”), provided that the Borrower shall direct said investments so that they mature in amounts sufficient to permit payment of the Obligations for maturing Bankers’ Acceptances on the maturity dates thereof, with interest thereon to be credited to the Borrower. In the event that the Agent is not provided with instructions from the Borrower to make Collateral Investments as provided herein, the Agent shall hold such Cash Collateral in an interest bearing cash collateral account (the “Cash Collateral Account”) at rates prevailing at the time of deposit for similar accounts with the Agent. The (a) Cash Collateral, (b) Cash Collateral Accounts, (c) Collateral Investments, (d) any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and (e) any proceeds of any of the foregoing (collectively, the “Outstanding BAs Collateral”) shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers’ Acceptances and the Security Interest of the Agent thereby created in such Outstanding BAs Collateral shall rank in priority to all other Security Interests and adverse claims against such Outstanding BAs Collateral. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Outstanding BAs Collateral to such maturing Bankers’ Acceptances. The Outstanding BAs Collateral created herein shall not be released to the Borrower without the consent of all of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If, after maturity of the Bankers’ Acceptances for which such Outstanding BAs Collateral is held and application by the Agent of the Outstanding BAs Collateral to satisfy the obligations of the Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

2.18 Currency Excess

(1)	If the Agent shall determine that the aggregate Outstanding Principal of the outstanding Loans under the Credit Facility exceeds the maximum amount of the Credit Facility (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall repay an amount of Canadian Prime Rate Loans or U.S. Base Rate Loans under the Credit Facility within (a) if the Currency Excess exceeds Cdn.$25,000,000, 5 Banking Days, and (b) in all other cases, 20 Banking Days after receipt of such request, such that, except as otherwise contemplated in Section 2.18(2), the Equivalent Amount in Canadian Dollars of such repayments is, in the aggregate, at least equal to the Currency Excess.

(2)	If, in respect of any Currency Excess, the repayments made by the Borrower have not completely removed such Currency Excess (the remainder thereof being herein called the

“Currency Excess Deficiency”), the Borrower shall within the aforementioned 5 or 20 Banking Days, as the case may be, after receipt of the aforementioned request of the Agent, place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for the account of the Borrower, to be assigned to the Agent on behalf of the Lenders by instrument satisfactory to the Agent and to be applied to maturing Bankers’ Acceptances or Libor Loans (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Borrower to apply any such sums on deposit to maturing Loans, as provided in the preceding sentence. In lieu of providing funds for the Currency Excess Deficiency, as provided in the preceding provisions of this Section, the Borrower may within the said period of 5 or 20 Banking Days, as the case may be, provide to the Agent an irrevocable standby letter of credit in an amount equal to the Currency Excess Deficiency and for a term which expires not sooner than 10 Banking Days after the date of maturity or expiry, as the case may be, of the relevant Bankers’ Acceptances or Libor Loans, as the case may be; such letter of credit shall be issued by a financial institution, and shall be on terms and conditions, acceptable to the Agent in its sole discretion. The Agent is hereby authorized and directed to draw upon such letter of credit and apply the proceeds of the same to Bankers’ Acceptances or Libor Loans as they mature. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, or such letters of credit shall be returned to the Borrower, in the case of funds on deposit, or shall be cancelled or reduced in amount, in the case of letters of credit.

2.19 Extension of Term Out Date

(1)	In this Section, “Extension Request” means a written request by the Borrower to the Lenders to extend the Term Out Date by up to 364 days, which request shall include an Officer’s Certificate of the Borrower certifying that no Default or Event of Default has occurred and is continuing.

(2)	The Borrower may, once in each calendar year, request the Lenders to extend the Term Out Date by up to 364 days by delivering to the Agent an executed Extension Request; provided that, such request may not be made more than 90 days or less than 45 days before the then current Term Out Date.

(3)	Upon receipt from the Borrower of an executed Extension Request, the Agent shall promptly deliver to each Lender a copy of such request, and each Lender shall, within 30 days after receipt of the Extension Request by the Agent, provide to the Agent and the Borrower either (a) written notice that such Lender (each, an “Extending Lender”) agrees, subject to Section 2.19(4) below, to the extension of the current Term Out Date applicable to it by up to 364 days (as set forth in the Extension Request) from the then current Term Out Date or (b) written notice (each, a “Notice of Non-Extension”) that such Lender (each, a “Non- Extending Lender”) does not agree to such requested extension; provided that, if any Lender shall fail to so notify the Agent and the Borrower, then such Lender shall be deemed to have delivered a Notice of Non-Extension and shall be deemed to be a Non-Extending Lender. The determination of each Lender whether or not to extend the Term Out Date shall be made by each individual Lender in its sole discretion.

(4)	If all of the Lenders are Extending Lenders, then the Term Out Date shall be extended by up to 364 days (as set forth in the Extension Request) from the then current Term Out Date. Subject to Sections 2.19(6) and 2.19(7), if all the Lenders are not Extending Lenders, then the Term Out Date shall not be extended.

(5)	This Section shall apply from time to time to facilitate successive extensions and requests for extension of the Term Out Date. If, as of the date of extension of the Term Out Date, a

Default or Event of Default exists, the Term Out Date shall not be extended, notwithstanding any other provision hereof to the contrary, unless the Lenders have waived such Default or Event of Default in writing.

(6)	If the Term Out Date has not been extended in accordance with Section 2.19(4), but the Extending Lenders have at least 50% of the aggregate Commitments under the Credit Facility, then with respect to each Non-Extending Lender:

(a)	the Borrower may require each Non-Extending Lender to assign all of its rights, benefits and interests under the Documents, its Commitment and its Rateable Portion of all Loans and other Obligations outstanding under the Credit Facility (collectively, the “Assigned Interests”) to (i) any Extending Lenders which have agreed to increase their Commitments under the Credit Facility and purchase Assigned Interests, and (ii) to the extent the Assigned Interests are not transferred to Extending Lenders, financial institutions selected by the Borrower and acceptable to the Agent and each Short Notice Lender, acting reasonably. Such assignments shall be effective upon execution of assignment documentation satisfactory to the relevant Non-Extending Lender, the assignee, the Borrower, the Short Notice Lenders and the Agent (each acting reasonably), upon payment to the relevant Non-Extending Lender (in immediately available funds) by the relevant assignee of an amount equal to its Rateable Portion of all Obligations being assigned and all accrued but unpaid interest and fees hereunder in respect of those portions of the Loans and Commitments being assigned, upon payment by the relevant assignee to the Agent (for the Agent’s own account) of the recording fee contemplated in Section 14.6, and upon provision satisfactory to the relevant Non-Extending Lender (acting reasonably) being made for (i) payment at maturity of outstanding Bankers’ Acceptances accepted by it and (ii) any costs, losses, premiums or expenses incurred by such Non-Extending Lender by reason of the liquidation or re deployment of deposits or other funds in respect of Libor Loans outstanding hereunder. Upon such assignment and transfer, the Non-Extending Lender in question shall have no further right, interest, benefit or obligation in respect of the Credit Facility and the assignee thereof shall succeed to the position of such Lender as if the same was an original party hereto in the place and stead of such Non- Extending Lender and shall be deemed to be an Extending Lender; for such purpose, to the extent that the assignee is not already a party hereto, the assignee shall execute and deliver an Assignment Agreement and such other documentation as may be reasonably required by the Agent and the Borrower to confirm its agreement to be bound by the provisions hereof and to give effect to the foregoing; and

(b)	to the extent that any Non-Extending Lender has not assigned its rights and interests to an Extending Lender or other financial institution as provided in subparagraph (a) above, the Borrower may, provided that no Default or Event of Default has occurred and is continuing but otherwise notwithstanding any other provision hereof, repay the Non-Extending Lender’s Rateable Portion of all Loans outstanding under the Credit Facility, together with all accrued but unpaid interest and fees thereon with respect to its Commitment, without making corresponding repayment to the Extending Lenders upon which the Borrower shall cancel such Non-Extending Lender’s Commitment; upon completion of the foregoing, such Non-Extending Lender shall have no further right, interest, benefit or obligation in respect of the Credit Facility and the Credit Facility shall be reduced by the amount of such Lender’s cancelled Commitment.

(7)

If all of the Commitments of and all Obligations outstanding under the Credit Facility to each Non-Extending Lender have been assigned, fully paid or cancelled, as the case may be, in accordance with Section 2.19(6) by no later than the Banking Day preceding the then current

Term Out Date, then the Term Out Date shall be extended by up to 364 days (as set forth in the Extension Request) from the then current Term Out Date; if not, then the current Term Out Date shall not be extended

2.20 Takeover Notification

(1)	In the event the Borrower wishes to utilize Drawdowns to, or to provide funds to any Subsidiary to, finance a Hostile Acquisition then the following steps shall be followed:

(a)	at least 5 Banking Days prior to the delivery of any notice to the Agent pursuant to Section 2.7 requesting Drawdowns intended to be utilized for such Hostile Acquisition, the president, chief financial officer, vice president and treasurer or general counsel of the Borrower shall advise a senior official of each Lender and the Agent (designated by each Lender and the Agent at the particular time for such purpose) of the particulars of such Hostile Acquisition in sufficient detail to enable each Lender to determine whether it has an actual conflict of interest if Drawdowns from such Lender are utilized by the Borrower for such Hostile Acquisition ; and

(b)	within 3 Banking Days of being so advised:

(i)	if a Lender shall not have notified the Borrower and the Agent that an actual conflict of interest exists (such determination to be made by each Lender in the exercise of its sole discretion having regard to such considerations as it deems appropriate), such Lender shall be deemed to have no such actual conflict of interest; or

(ii)	if a Lender has notified the Borrower and the Agent within such period of 3 Banking Days that such an actual conflict of interest exists, then upon the Borrower and the Agent being so notified, such Lender shall have no obligation to provide Drawdowns directly or indirectly to finance such Hostile Acquisition notwithstanding any other provision of this Agreement to the contrary.

(2)	If any notification has been made by a Lender pursuant to Section 2.20(1)(b)(ii), then, except as provided in Section 2.20(3) below, Rateable Portions of any Loans made to finance the Hostile Acquisition in respect of which such notice was given shall be determined without reference to the Commitment of such Lender; any such notification by a given Lender shall not relieve any other Lender of any of its obligations hereunder, provided that, for certainty, no Lender shall be obligated by this Section to make or provide Loans in excess of its Commitment.

(3)	If the conflict of interest giving rise to a notification under Section 2.20(1)(b)(ii) ceases to exist (whether by successful completion of the Hostile Acquisition or otherwise), then the Lender giving such notification shall, on the next Rollover or Conversion of or, in the case of a Canadian Prime Rate Loan or a U.S. Base Rate Loan, the next Interest Payment Date for, the Loans made to finance the relevant Hostile Acquisition, purchase, and the other Lenders shall on a rateable basis sell and assign to such Lender, portions of such Loans equal in total to the notifying Lender’s Rateable Portion thereof without regard to Sections 2.20(1) and 2.20(2).

2.21 Replacement of Lenders

In addition to and not in limitation of or derogation from Section 2.19(6), the Borrower shall have the right, at its option, to (a) replace (by causing a Lender to assign its rights and interests under the Credit Facility to additional financial institutions or to existing Lenders which have agreed to increase their Commitments) or (b) provided that no Default or Event of Default has occurred and is continuing, repay the Obligations outstanding and cancel the Commitments of (without corresponding repayment to or cancellation of the Commitments of other Lenders) or (c) do any combination thereof with respect to: (i) those Lenders which have not agreed to a consent under, waiver of or proposed amendment to the provisions of the Documents (each, a “Dissenting Lender”) requested by the Borrower, (ii) those Lenders which have notified the Borrower that they have a conflict of interest in respect of a Hostile Acquisition pursuant to Section 2.20, (iii) those Lenders which have notified the Borrower and the Agent of an entitlement to receive Additional Compensation under Section 11.3, and (iv) those Lenders which, pursuant to Section 11.5, have declared their obligations under this Agreement in respect of any Loan to be terminated, and, for such purposes, the provisions of Section 2.19(6) shall apply thereto, mutatis mutandis; provided that, notwithstanding the foregoing:

(a)	the Borrower shall not be entitled to replace or repay a Dissenting Lender unless, after doing so, the requested consent, waiver or amendment would be approved in accordance with the Documents; and

(b)	for certainty, the addition of new financial institutions as Lenders shall require the consents of the Agent and each Short Notice Lender, such consent not to be unreasonably withheld.

2.22 Increase in Credit Facility

The Borrower may, at any time and from time to time, increase the Commitments (the “Additional Commitments”) available hereunder and the maximum principal amount of the Credit Facility by adding additional financial institutions as Lenders hereunder or by increasing the Commitments of existing Lenders with (in the latter case) the consent of such Lenders, or any combination thereof. The right to increase the Credit Facility by Additional Commitments shall be subject to the following:

(a)	no Default or Event of Default shall have occurred and be continuing and the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the same and confirming (i) its corporate authorization to make such increase, (ii) the truth and accuracy of its representations and warranties hereunder and (iii) that no consents, approvals or authorizations are required for such increase (except as have been unconditionally obtained and are in full force and effect, unamended), each as at the effective date of such increase;

(b)	after giving effect to any such increase, the maximum principal amount of the Credit Facility shall not exceed Cdn.$1,250,000,000;

(c)	the Agent shall have consented to any additional financial institution becoming a Lender, such consent not to be unreasonably withheld; and

(d)	the Borrower and the existing Lender or the financial institution being added, as the case may be, shall execute and deliver such documentation as is required by the Agent, acting reasonably, to effect the increase in question (including the partial assignment of Loans or purchase of participations from Lenders to the extent necessary to ensure that, after giving effect to such increase, each Lender holds its Rateable Portion of each outstanding Loan under the Credit Facility) and, if applicable, to novate such new financial institution as a Lender under the Documents.

2.23 Short Notice Loans

(1)	Notwithstanding Section 2.5 and Section 2.7 and any other provision of this Article inconsistent with this Section, the Borrower may make Drawdowns under the Credit Facility of Short Notice Loans by delivering a duly executed Drawdown Notice to a Short Notice Lender not later than noon (Calgary time) on the proposed Drawdown Date (with a copy to the Agent on such Drawdown Date).

(2)	Short Notice Loans shall be made by the Short Notice Lender receiving the relevant Drawdown Notice alone, without assignment to or participation by other Lenders (except as provided in this Section).

(3)	The Borrower shall pay interest to the relevant Short Notice Lender on each Short Notice Loan owing by it as follows:

(a)	in the case of Short Notice U.S.$ Loans, at the applicable Cost of U.S. Funds Rate; and

(b)	in the case of Short Notice Cdn.$ Loans, at the applicable Cost of Canadian Funds Rate.

Such interest shall accrue daily and be calculated on the number of days such Short Notice Loan is outstanding in a year of 365 days and shall be payable on repayment or maturity of the relevant Short Notice Loan.

(4)	Each Short Notice Loan shall mature and be repaid by the Borrower on the maturity date selected by the Borrower in the Drawdown Notice requesting such Short Notice Loan; provided that each Short Notice Loan shall mature within one to seven days after the Drawdown Date thereof. No Repayment Notice shall be required to be given by the Borrower in respect of the repayment of any Short Notice Loan.

(5)	The aggregate Outstanding Principal of the Short Notice Loans outstanding to any Short Notice Lender shall not exceed such Short Notice Lender’s Commitment less such Lender’s Rateable Portion of all outstanding Syndicated Loans.

(6)	The aggregate Outstanding Principal of all outstanding Short Notice Loans shall not exceed Cdn.$300,000,000.

(7)	If the Borrower shall request a Syndicated Drawdown and any Short Notice Lender’s Rateable Portion of such Drawdown would cause such Short Notice Lender’s Rateable Portion of all Syndicated Loans together with the Short Notice Loans then outstanding to it to exceed such Lender’s Commitment, then the Borrower shall be deemed to have given a Repayment Notice notifying the Agent of a repayment of such Short Notice Loans to the extent of such excess and the Borrower shall make such repayment to the Short Notice Lender on the requested date of such Syndicated Drawdown.

(8)

The Borrower may make repayments of Short Notice Loans at any time and from time to time without penalty; provided that, if any Short Notice Loan is repaid on other than the maturity date thereof, the Borrower shall pay to the relevant Short Notice Lender all costs, losses, premiums and expenses incurred by such Lender by reason of the liquidation or re- deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the maturity date. If pursuant to the provisions of this Section or any other provision hereof the Borrower becomes obliged to pay such costs, losses, premiums or expenses, each Short Notice Lender shall use reasonable efforts to minimize such costs, losses, premiums and expenses; provided, however, that such Lender shall have no obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests in connection therewith. Any Short Notice Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent a certificate of such Lender certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.
(9)	All interest payments and principal repayments of or in respect of Short Notice Loans shall be solely for the account of the relevant Short Notice Lender. Subject to Section 2.23(10) and to Article 11 and Section 12.1, all costs and expenses relating to the Short Notice Loans shall be solely for the account of the relevant Short Notice Lender.

(10)	Notwithstanding anything to the contrary herein contained, or the contrary provisions of applicable law, rules or regulations, (a) if an Event of Default occurs or (b) if any Short Notice Loan is not repaid in accordance herewith, then the relevant Short Notice Lender shall give notice thereof to the Agent, who shall forthwith provide a copy of such notice to the other Lenders and, effective on the day of notice to that effect to the other Lenders from the relevant Short Notice Lender, the Borrower shall be deemed to have requested, and hereby requests, a Drawdown of an amount of Syndicated Loans, in the currency of the relevant Short Notice Loan, sufficient to repay the relevant Short Notice Loan and accrued and unpaid interest in respect thereof, and on the day of receipt of such notice, the other Lenders shall disburse to the relevant Short Notice Lender their Rateable Portions of such amounts and such amounts shall thereupon be deemed to have been advanced by the Lenders to the Borrower and to constitute Syndicated Loans (by way of U.S. Base Rate Loans if the relevant Short Notice Loan was so denominated or Canadian Prime Rate Loans if the relevant Short Notice Loan was so denominated). Such Syndicated Loans shall be deemed to be comprised of principal and accrued and unpaid interest in the same proportions as the corresponding Short Notice Loans. If a Lender does not disburse to the relevant Short Notice Lender its Rateable Portion of any amount under this Section then: (i) such Lender shall purchase participations from such Short Notice Lender in such Syndicated Loans (without recourse to such Short Notice Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section, and (ii) for the purpose only of any distributions or payments to the Lenders (and not, for greater certainty, for purposes of any obligations of the Lenders, including those under Section 13.9), including any distribution or payment with respect to the Borrower in the event of any enforcement or realization proceedings or any bankruptcy, winding up, liquidation, arrangement, compromise or composition, the Commitment of such Lender shall be deemed to be nil and the Commitment of the relevant Short Notice Lender shall be increased by the Commitment of such Lender until the amounts owed by the Borrower are outstanding to each Lender in accordance with its Rateable Portion determined without regard to this sentence. If any amount disbursed by a Lender to the relevant Short Notice Lender under this Section and deemed to have been advanced to the Borrower must be repaid by the relevant Short Notice Lender or by the relevant Lender to the Borrower then no reduction of the relevant Short Notice Loans as contemplated above shall be deemed to have occurred, but the Lenders shall purchase participations in the relevant Short Notice Loans (without recourse to the relevant Short Notice Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section.

(11)	For certainty, it is hereby acknowledged and agreed that the Lenders shall be obligated to advance their Rateable Portion of the Drawdown contemplated by Section 2.23(10) and to disburse to the relevant Short Notice Lender their Rateable Portions of the Syndicated Loan referenced therein irrespective of:

(a)	whether a Default or Event of Default is then continuing or whether any other condition in Article 3 is met; and

(b)	whether or not the Borrower has, in fact, actually requested such Drawdown (by delivery of a Drawdown Notice or otherwise).

ARTICLE 3

CONDITIONS PRECEDENT TO DRAWDOWNS

3.1 Conditions for Drawdowns

On or before each Drawdown hereunder the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the Drawdown;

(b)	the representations and warranties set forth in Section 8.1 shall be true and accurate in all material respects on and as of the date of the requested Drawdown;

(c)	no event shall have occurred and be continuing which would constitute an Event of Default or a Default nor shall the requested Drawdown result in the occurrence of any such event; and

(d)	after giving effect to the requested Drawdown, the Outstanding Principal of all Loans outstanding under the Credit Facility shall not exceed the maximum amount of the Credit Facility.

3.2 Additional Conditions for Amendment and Restatement

This Agreement shall be effective upon, and the Existing Credit Agreement shall be amended and restated as herein provided upon, the following conditions being satisfied:

(a)	all fees previously agreed in writing between the Borrower and each of the Lenders shall be paid by the Borrower to the Lenders; and

(b)	no material adverse change in the financial condition of the Borrower shall have occurred up to the date hereof.

3.3 Waiver

The conditions set forth in Sections 3.1 and 3.2 are inserted for the sole benefit of the Lenders and the Agent and may be waived by all of the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.

ARTICLE 4

EVIDENCE OF DRAWDOWNS

4.1 Account of Record

The Agent shall open and maintain books of account evidencing all Loans and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall, absent manifest error, constitute prima facie evidence of the obligations of the Borrower to the Lenders hereunder with respect to all Loans and all other amounts owing by the Borrower to the Lenders hereunder. After a request by the Borrower, the Agent shall promptly advise the Borrower of such entries made in such books of account maintained by it.

ARTICLE 5

PAYMENTS OF INTEREST AND FEES

5.1 Interest on Canadian Prime Rate Loans

The Borrower shall pay interest on each Canadian Prime Rate Loan owing by it during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the Canadian Prime Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the Canadian Prime Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Canadian Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.2 Interest on U.S. Base Rate Loans

The Borrower shall pay interest on each U.S. Base Rate Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum equal to the U.S. Base Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the U.S. Base Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall accrue daily and be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.3 Interest on Libor Loans

The Borrower shall pay interest on each Libor Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum, calculated on the basis of a 360-day year, equal to the Libor Rate with respect to such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the Libor Rate applicable to an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

5.4 Interest Act (Canada); Conversion of 360 Day Rates

(1)	Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(2)	Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365-day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.

5.5 Nominal Rates; No Deemed Reinvestment

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

5.6 Standby Fees

(1)	The Borrower shall pay to the Agent for the account of the Lenders a standby fee in Canadian Dollars in respect of the Credit Facility calculated at a rate per annum equal to the Applicable Pricing Rate on the amount, if any, by which the amount of the Outstanding Principal under the Credit Facility for each day in the period of determination is less than the maximum amount for each such day of the Credit Facility. Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Borrower quarterly in arrears and on cancellation in full of the Credit Facility and on the Term Out Date.

(2)	As of: (a) the first day of January, April, July and October in each year, (b) the date of any cancellation in full of the Credit Facility, and (c) the Term Out Date, the Agent shall determine the standby fees under this Section in respect of the Credit Facility for the period from and including the date hereof or the date of the immediately preceding determination, as the case may be, to but excluding that date of determination and shall deliver to the Borrower a written request for payment of the standby fees so determined, as detailed therein. The Borrower shall pay to the Agent for the account of the Lenders the standby fees referred to above within 10 Banking Days after receipt of each such written request.

(3)	For certainty, no standby fees shall be payable by the Borrower in respect of the Credit Facility for any period of time after the Term Out Date.

5.7 Agent’s Fees

The Borrower shall pay to the Agent, for its own account, from time to time, until the Credit Facility has been fully cancelled and all Obligations hereunder have been paid in full, a non-refundable annual agency fee in the amount agreed in writing between the Borrower and the Agent.

5.8 Interest on Overdue Amounts

Notwithstanding any other provision hereof, in the event that any amount due hereunder (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest), if and to the fullest extent permitted by applicable law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is received for value at the required place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before maturity, default and judgment, at a rate per annum that is equal to (a) in respect of amounts due in Canadian Dollars, the rate of interest then payable on Canadian Prime

Rate Loans plus 2.0% per annum or (b) in respect of amounts due in United States Dollars, the rate of interest then payable on U.S. Base Rate Loans plus 2.0% per annum.

5.9 Waiver

To the extent permitted by applicable law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

5.10 Maximum Rate Permitted by Law

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by applicable law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under applicable law.

ARTICLE 6

BANKERS’ ACCEPTANCES

6.1 Bankers’ Acceptances

The Borrower may give the Agent notice that Bankers’ Acceptances will be required under the Credit Facility pursuant to a Drawdown, Rollover or Conversion.

6.2 Fees

Upon the acceptance by a Lender of a Bankers’ Acceptance, the Borrower shall pay to the Agent for the account of such Lender an acceptance fee in Canadian Dollars equal to the Applicable Pricing Rate calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the number of days elapsed in a year of 365 days.

6.3 Form and Execution of Bankers’ Acceptances

The following provisions shall apply to each Bankers’ Acceptance hereunder:

(a)	the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall be a minimum amount of Cdn.$100,000 and integral multiples of Cdn.$1,000 for amounts in excess of such minimum amount;

(b)	the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by all of the Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by all Lenders), as selected by the Borrower in the relevant Drawdown, Rollover or Conversion Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers’ Acceptance (which, for certainty, pursuant to the definition of “Interest Period” shall be on or prior to the Maturity Date);

(c)	each draft drawn by the Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the Lenders to use a generic form of Bankers’

Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of the Lenders’ own forms;

(d)	subject to Section 6.3(e) below, Bankers’ Acceptances shall be signed by duly authorized officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Borrower; and

(e)	in lieu of signing Bankers’ Acceptances in accordance with Section 6.3(d) above, the Borrower may provide a Power of Attorney to a Lender; for so long as a Power of Attorney is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Borrower, Bankers’ Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with a Power of Attorney, unless the context otherwise requires.

6.4 Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(1)	Unless revoked with respect to a given Lender in accordance herewith, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

(a)	to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the Depository Bills and Notes Act (Canada) (the “DBNA”), payable to a “clearing house” (as defined in the DBNA) including CDS Clearing and Depository Services Inc., or its nominee, CDS & Co. (the “clearing house”);

(b)	for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

(c)	to fill in the amount, date and maturity date of such Bankers’ Acceptances; and

(d)	to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender,

provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers’

Acceptances which the Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices, Conversion Notices and Rollover Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.

The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to a Lender of the instructions set out in the Drawdown Notices, Conversion Notices and Rollover Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to such Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers’ Acceptances and to complete and/or endorse Bankers’ Acceptances in accordance with such information as set out above and (b) the request of the Borrower to such Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.

A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by telecopier in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.

This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than 5 Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers’ Acceptance executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(2)	Unless the Borrower has provided Powers of Attorney to the Lenders, to facilitate Drawdowns, Rollovers or Conversions of Bankers’ Acceptances, the Borrower shall, upon execution of this Agreement and thereafter from time to time as required by all Lenders, provide to the Agent for delivery to each Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(3)

By 10:00 a.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (a) either deliver to each Lender in Toronto, or, if previously delivered, be deemed to have authorized each Lender to complete and accept, or (b) where the Borrower has provided a Power of Attorney to the Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Borrower in the relevant Drawdown Notice,

Conversion Notice or Rollover Notice, as the case may be, as notified to the Lenders by the Agent.

6.5 Mechanics of Issuance

(1)	Upon receipt by the Agent of a Drawdown Notice, Conversion Notice or Rollover Notice from the Borrower requesting the issuance of Bankers’ Acceptances, the Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue and the Interest Period for such Loan; the apportionment among the Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Lender shall be determined by the Agent by reference and in proportion to the respective Commitment of each Lender, provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(2)	On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(a)	before 9:00 a.m. (Calgary time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II/III Reference Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II/III Reference Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(b)	on or about 9:00 a.m. (Calgary time) on such date, the Agent shall determine the BA Discount Rate applicable to each Lender and shall advise each Lender of the BA Discount Rate applicable to it;

(c)	each Lender shall complete and accept, in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Borrower and advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(d)	in the case of a Drawdown, each Lender shall, for same day value on the Drawdown Date, remit the Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 6.2) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(3)	Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

6.6 Rollover, Conversion or Payment on Maturity

In anticipation of the maturity of Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)	(i) deliver to the Agent a Rollover Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers’ Acceptances in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) on the maturity date pay to the Agent for the account of the Lenders an additional amount equal to the difference between the aggregate face amount of the maturing Bankers’ Acceptances and the Discount Proceeds of such new Bankers’ Acceptances;

(b)	(i) deliver to the Agent a Conversion Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan under the Credit Facility and (ii) on the maturity date pay to the Agent for the account of the Lenders an amount equal to the difference, if any, between the aggregate face amount of the maturing Bankers’ Acceptances and the amount of the Loans into which Conversion is requested; or

(c)	on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.

If the Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Canadian Prime Rate Loan of the entire amount of such maturing Bankers’ Acceptances as if a Conversion Notice had been given by the Borrower to the Agent to that effect.

6.7 Restriction on Rollovers and Conversions

Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

6.8 Rollovers

In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, the Lender shall receive and retain for its own account the Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.9 Conversion into Bankers’ Acceptances

In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.10 Conversion from Bankers’ Acceptances

In order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent shall record the obligation of the Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

6.11 BA Equivalent Advances

Notwithstanding the foregoing provisions of this Article, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances. To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 6.6, upon the maturity date for such Bankers’ Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance plus payment of the interest accrued and payable thereon to such maturity date.

All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

6.12 Termination of Bankers’ Acceptances

If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

ARTICLE 7

PLACE AND APPLICATION OF PAYMENTS

7.1 Place of Payment of Principal, Interest and Fees; Payments to Agent

All payments of principal, interest, fees and other amounts to be made by the Borrower to the Agent and the Lenders pursuant to this Agreement shall be made to the Agent (for, as applicable, the account of the Lenders or its own account) in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the applicable Agent’s Account or at such other place as the Borrower and the Agent may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

7.2 Designated Accounts of the Lenders

All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided the Agent receives funds from the Borrower for value on such day, and if such funds are not so received from the Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such

Lender to the Agent for such purpose or to such other place or account as each Lender may from time to time notify the Agent.

7.3 Funds

Each amount advanced, disbursed or paid hereunder shall be advanced, disbursed or paid, as the case may be, in such form of funds as may from time to time be customarily used in Calgary, Alberta, Toronto, Ontario and New York, New York in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made (for certainty, each such amount advanced, disbursed or paid hereunder shall be advanced, disbursed or paid, as the case may be, in immediately available funds to the extent possible in the relevant jurisdiction).

7.4 Application of Payments

Except as otherwise agreed in writing by all of the Lenders, if any Event of Default shall occur and be continuing, all payments made by the Borrower to the Agent and the Lenders shall be applied in the following order:

(a)	to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances;

(b)	to amounts due hereunder as costs and expenses; (c) to amounts due hereunder as default interest;

(d)	to amounts due hereunder as interest or acceptance fees for Bankers’ Acceptances; and

(e)	to amounts due hereunder as principal (including reimbursement obligations in respect of Bankers’ Acceptances).

7.5 Payments Clear of Taxes

(1)	Except as required by law or as expressly provided in this Section 7.5, any and all payments by the Borrower to the Agent or the Lenders hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes and all liabilities with respect thereto imposed on the Agent or the Lenders, excluding Taxes imposed with respect to such payments by such Governmental Authority or such taxing authority if such Taxes are imposed on or measured by reference to or in respect of the overall net income or capital of a Lender or any franchise taxes imposed in lieu thereof (such excluded Taxes being collectively referred to herein as “Excluded Taxes”) and any withholding taxes imposed by a Governmental Authority in Canada by reason of the Lender being a “non-resident” of Canada and dealing at “non-arm’s length” with the Borrower (both within the meaning of the Income Tax Act (Canada). In addition, the Borrower agrees to pay any present or future stamp, transfer, registration, excise, issues, documentary or other or similar charges or levies which arise from any payment made under this Agreement or the Loans or in respect of the execution, delivery or registration or the compliance with this Agreement or the other Documents contemplated hereunder. The Borrower shall indemnify and hold harmless the Agent and the Lenders for the full amount of all of the foregoing Taxes, charges or levies (other than Excluded Taxes or as expressly provided for in this Section 7.5) or other amounts paid or payable by the Agent or the Lenders and any liability (including penalties, interest, additions to tax and reasonable out of pocket expenses) resulting therefrom or with respect thereto. A certificate of the Agent or such Lender as to the amount of such payment or liability delivered to the Borrower by the Agent or such Lender, as the case may be, shall be conclusive absent manifest error.

(2)	If the Borrower shall be required by law to deduct or withhold any amount from any payment or other amount required to be paid to the Agent or the Lenders hereunder (other than in respect of Excluded Taxes or as expressly provided for in this Section 7.5) or if any liability in respect of any such withholding or deduction shall be imposed or shall arise from or in respect of any sum payable to the Agent or the Lenders hereunder (other than in respect of Excluded Taxes or as expressly provided for in this Section 7.5), then the sum payable to the Agent or the Lenders hereunder shall be increased as may be necessary so that after making all required deductions, withholdings, and additional income tax payments attributable thereto (including deductions, withholdings or income tax payable for additional sums payable under this provision) the Agent or the Lenders, as the case may be, receive an amount equal to the amount they would have received had no such deductions or withholdings been required to be made or if such additional taxes had not been imposed; in addition, the Borrower shall pay the full amount deducted or withheld for such liabilities to the relevant taxation authority or other authority in accordance with applicable law, such payment to be made (if the liability is imposed on the Borrower) for its own account or (if the liability is imposed on the Agent or the Lenders) on behalf of and in the name of the Agent or the Lenders, as the case may be. If the liability is imposed on the Agent or the Lenders, the Borrower shall deliver to the Agent or the Lenders evidence satisfactory to the Agent or the Lenders, acting reasonably, of the payment to the relevant taxation authority or other authority of the full amount deducted or withheld.

(3) (a)	If any Taxes (other than Excluded Taxes) are imposed on or with respect to any payment on or under this Agreement, in consequence of which the Borrower is required to make any indemnification payment to any Lender under Section 7.5(1) or any additional payment to any Lender under Section 7.5(2), and if such Lender is entitled to a cash refund or to a credit which is applied against Taxes otherwise payable in a taxation year of such Lender and, in either case, which is both identifiable and quantifiable by such Lender as being attributable to the imposition of such Taxes (a “Tax Refund”), and such Tax Refund may be obtained without increased liability to such Lender by filing one or more forms, certificates, documents, applications or returns (collectively, the “Tax Forms”), then such Lender shall notify the Borrower and shall, if requested by the Borrower, file such Tax Forms in a timely fashion (provided such Lender receives such request from the Borrower in a timely fashion). If such Lender subsequently receives a Tax Refund, and such Lender is able to identify the Tax Refund as being attributable, in whole or in part, to the Tax with respect to which such indemnification payment or additional payment was made, then such Lender shall promptly reimburse the Borrower such amount as such Lender shall determine, acting reasonably and in good faith, to be the proportion of the Tax Refund, together with any interest received thereon, attributable to such indemnification payment or additional payment as will leave such Lender, after the reimbursement, in the same position as it would have been if the indemnification payment or additional payment had not been required; provided that, if any Tax Refund reimbursed by a Lender to the Borrower is subsequently disallowed, the Borrower shall repay such Lender such amount (together with interest and, if such refund resulted from a request by the Borrower, any applicable penalty payable by such Lender to the relevant taxing authority) promptly after receipt of notice by such Lender of such disallowance. The Borrower agrees to reimburse each such Lender for such Lender’s reasonable out-of-pocket costs and expenses, if any, incurred in complying with any request by the Borrower hereunder and agrees that all costs incurred by such Lender in respect of this Section 7.5(3)(a) may be deducted from the amount of any reimbursement to the Borrower in respect of any Tax Refund pursuant to this Section 7.5(3)(a).

(b)	In the event that the Borrower makes any indemnification payment to a Lender under Section 7.5(1) or any additional payment to any Lender under Section 7.5(2) and in the event such Lender determines in its good faith judgment that it is not liable for the Taxes for which such indemnification payment or additional payment was made, such Lender agrees, if requested by the Borrower, to use reasonable efforts to cooperate with the Borrower in contesting the liability for such Taxes; provided that, the Borrower shall reimburse such Lender for any reasonable out-of-pocket costs and expenses incurred in providing such cooperation and shall indemnify and hold such Lender harmless from and against any liabilities incurred as a result of such Lender providing such cooperation or contesting such liability, and provided further that no such cooperation shall be required if such contest shall, in such Lender’s good faith judgment, subject it to any liability not covered by such indemnity, and provided further that no Lender shall have any obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests (as determined by the relevant Lender, acting reasonably) in connection therewith unless it shall have received from the Borrower payment therefor or an indemnity with respect thereto, satisfactory to it.

7.6 Set Off

(1)	In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default which remains unremedied (whether or not the Loans have been accelerated hereunder), the Agent and each Lender shall have the right (and are hereby authorized by the Borrower) at any time and from time to time to combine all or any of the Borrower’s accounts with the Agent or such Lender, as the case may be, and to set off and to appropriate and to apply any and all deposits (general or special, term or demand) including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured, and any other indebtedness at any time held by the Borrower or owing by such Lender or the Agent, as the case may be, to or for the credit or account of the Borrower against and towards the satisfaction of any Obligations owing by the Borrower, and may do so notwithstanding that the balances of such accounts and the liabilities are expressed in different currencies, and the Agent and each Lender are hereby authorized to effect any necessary currency conversions at the noon spot rate of exchange announced by the Bank of Canada on the Banking Day before the day of conversion.

(2)	The Agent or the applicable Lender, as the case may be, shall notify the Borrower of any such set-off from the Borrower’s accounts within a reasonable period of time thereafter, although the Agent or the Lender, as the case may be, shall not be liable to the Borrower for its failure to so notify.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties

The Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders is relying upon such representations and warranties:

(a)	Corporate Status and Authority

It is a corporation duly incorporated or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation or amalgamation, as the case may be, and has all necessary corporate power and authority to carry on its business as presently carried on and is duly licensed, registered or qualified in all jurisdictions where a failure to be so licensed, registered or qualified has or would reasonably be expected to have a Material Adverse Effect.

(b)	Valid Authorization

It has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement and each of the other Documents to which it is a party and to observe and perform the provisions of each in accordance with its terms.

(c)	Enforceability

Assuming enforceability against the Agent and the Lenders, this Agreement and each of the other Documents to which it is a party constitutes valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject to the qualifications referred to in the opinion of Borrower’s counsel delivered pursuant to Section 3.2(c).

(d)	No Resulting Violation

Neither the execution and delivery of this Agreement and the other Documents to which it is a party, nor compliance with the terms and conditions hereof or thereof (i) will result in a violation of the articles or by-laws of the Borrower or any resolutions passed by the board of directors or shareholders of the Borrower or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which the Borrower is a party or by which it or its assets are bound, except to the extent that such breach or default does not have and would not reasonably be expected to have a Material Adverse Effect; or (iii) requires any approval or consent of any Governmental Authority having jurisdiction, except such as have already been obtained and are in full force and effect and except to the extent that failure to have the same does not have and would not reasonably be expected to have a Material Adverse Effect.

(e)	Financial Condition

The audited consolidated financial statements of the Borrower for its fiscal year ending December 31, 2015 were prepared in accordance with GAAP consistently applied, and fairly present in all material respects, the financial condition of the Borrower as at the date thereof, and from December 31, 2015 to the date of this Agreement there has been no material adverse change in the financial condition of the Borrower.

(f)	Litigation

As of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting it or any of its undertakings, property and assets, at law, in equity or before any arbitrator or before or by any Governmental Authority having jurisdiction in respect of which there is a reasonable possibility of a determination adverse to the Borrower and which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(g)	Compliance with Laws

It and its businesses and operations are in compliance with all applicable laws (including, without limitation, all applicable Environmental Laws), except to the extent that non-compliance does not have and would not reasonably be expected to have a Material Adverse Effect.

(h)	No Security Interests

Except for Permitted Encumbrances or except as otherwise permitted hereby, there are no Security Interests against, on or affecting any or all of its properties or assets, of whatsoever nature or kind, and it has not given any undertaking to grant or create any such Security Interests or otherwise entered into any agreement pursuant to which any person may have or be entitled to any such Security Interest.

(i)	Remittances Up to Date

All of the material remittances required to be made by it to the federal, provincial and municipal governments have been made, are currently up to date and there are no outstanding arrears, except to the extent that the failure to make or pay the same does not have and would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, all material employee source deductions (including deductions for income taxes, unemployment insurance and Canada Pension Plan contributions), sales tax, corporate income tax and workers compensation dues applicable to it are currently paid and up to date, except to the extent that the failure to make or pay the same does not have and would not reasonably be expected to have a Material Adverse Effect.

(j)	No Default

No event has occurred and is continuing which constitutes a Default or an Event of Default.

8.2 Deemed Repetition

On the date of delivery by the Borrower of a Drawdown Notice to the Agent, and again on the date of any Drawdown made by the Borrower pursuant thereto:

(a)	except those representations and warranties which the Borrower has notified the Agent in writing cannot be repeated for such Drawdown and in respect of which all of the Lenders have waived in writing (with or without terms or conditions) the application of the condition precedent in Section 3.1(b) for such Drawdown, each of the representations and warranties contained in Section 8.1 shall be deemed to be repeated; and

(b)	the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived in accordance herewith, no event has occurred and remains outstanding which would constitute a Default or an Event of Default nor will any such event occur as a result of the aforementioned Drawdown.

8.3 Other Documents

All representations, warranties and certifications of the Borrower contained in any other Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Borrower to the Agent and the Lenders under Section 8.1 of this Agreement; provided that, such deemed representations and warranties shall not be deemed to be repeated pursuant to Section 8.2.

8.4 Effective Time of Repetition

All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as at the date hereof.

8.5 Nature of Representations and Warranties

The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until this Agreement has been terminated, provided that the representations and warranties relating to environmental matters shall survive the termination of this Agreement.

ARTICLE 9

GENERAL COVENANTS

9.1 Affirmative Covenants of the Borrower

So long as any Obligation is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 14.10) a Majority of the Lenders otherwise consent in writing, it shall:

(a)	Punctual Payment and Performance

Duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder and the Borrower shall maintain, perform and observe all of its obligations under this Agreement and under any other Document to which it is a party.

(b)	Financial Statements

Deliver to the Agent with sufficient copies for each of the Lenders:

(i)	Annual Financials – as soon as available and, in any event, within 90 days after the end of each of its fiscal years, copies of its audited annual financial statements on a consolidated basis consisting of a statement of financial position, statement of earnings and statement of cash flows for each such year, together with the notes thereto, all prepared in accordance with GAAP consistently applied together with a report of its auditors thereon;

(ii)	Quarterly Financials – as soon as available and, in any event within 45 days after the end of each of its first, second and third fiscal quarters, copies of its unaudited quarterly financial statements on a consolidated basis, in each case consisting of a statement of financial position, statement of earnings and statement of cash flows for each such period all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP consistently applied; and

(iii)	Unconsolidated Annual Financials – as soon as available, and in any event, within 90 days after the end of each of its fiscal years, copies of unaudited annual financial statements for the Borrower on an unconsolidated basis consisting of a statement of financial position, statement of earnings and statement of cash flows for each such year, together with the notes thereto, all prepared in accordance with GAAP consistently applied.

(c)	Notice of Other Enforcement

Upon becoming actually aware of its occurrence, promptly advise the Agent of any realization or enforcement proceeding taken by another lender or lenders to recover amounts, in aggregate, in excess of 2.5% of Consolidated Shareholders’ Equity outstanding to such other lender or lenders.

(d)	Notice of Material Adverse Effect or Event of Default

Upon becoming actually aware of its occurrence, promptly advise the Agent of the happening or the expected happening of any event which would reasonably be expected to have a Material Adverse Effect or the occurrence of any Event of Default including, without limitation, any breach or alleged breach of Environmental Laws which has or would reasonably be expected to have a Material Adverse Effect.

(e)	Maintain Existence

Subject to the provisions of Section 9.2(b) below, cause to be done all things necessary to maintain in good standing its corporate existence.

(f)	Compliance with Laws

Observe, perform and comply with all applicable laws including, without limitation, all Environmental Laws, except to the extent that non-compliance does not have and would not reasonably be expected to have a Material Adverse Effect.

(g)	Books and Records

Keep proper books of record and account in which complete and correct entries will be made of its transactions in accordance with GAAP.

(h)	Sanctions

The Borrower will not use the proceeds of any Loan hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of, or business with, any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of a Sanction, or in any manner that will result in a violation of a Sanction by the Borrower or Subsidiary or, to the knowledge of the Borrower or any Subsidiary, by any other person.

(i)	Insurance

Maintain business and property insurance in connection with its assets and business and liability insurance with respect to claims for personal injury, death or property damage in relation to the operation of its business, all with reasonable and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses. The Borrower may self-insure to the extent that it determines, acting reasonably and in accordance with good insurance practices, that it has the capacity to do so.

9.2 Negative Covenants of the Borrower

So long as any Obligation is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 14.10) a Majority of the Lenders otherwise consent in writing, it shall not:

(a)	Negative Pledge

Unless in the opinion of legal counsel acceptable to the Agent, acting reasonably, the Obligations shall be secured equally and rateably therewith (either by the same instrument or by other instrument), create, assume or otherwise have outstanding Security Interests on or over its assets (present or future) except for Permitted Encumbrances.

(b)	Amalgamation, Mergers, etc.

Except for Excluded Transactions, enter into any transaction (each, a “Transaction”) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (herein called a “Successor”), whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, unless:

(i)	the Agent has been provided with 21 days’ prior notice thereof together with such financial and other information as may be reasonably required by the Agent to satisfy paragraphs (ii) to (iv) below;

(ii)	immediately prior to such Transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)	immediately subsequent to such Transaction, no Default or Event of Default would occur;

(iv)	such Transaction would not result in an adverse impact on the debt rating of the Borrower’s unsecured, unsubordinated long term debt such that the relevant debt rating would be less than Investment Grade; and

(v)	prior to or contemporaneously with the consummation of such Transaction the Borrower and/or the Successor shall have executed such instruments and done such things as, in the reasonable opinion of Lenders’ Counsel, are necessary or advisable to establish that upon the consummation of such Transaction:

(A)	the Successor will have assumed all the covenants and obligations of the Borrower under the Documents to which the Borrower is a party; and

(B)	the Documents to which the Borrower is a party will be valid and binding obligations of the Successor entitling the Lenders and the Agent, as against the Successor, to exercise all their rights under such Documents.

9.3 Agent May Perform Covenants

If the Borrower fails to perform any covenants on its part herein contained, subject to any consents or notice or cure periods required by Section 10.1, the Agent may give notice to the Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 5.8 for amounts due in Canadian Dollars or United States Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve the Borrower of any default hereunder or under the other Documents.

ARTICLE 10

EVENTS OF DEFAULT AND ACCELERATION

10.1 Events of Default

The occurrence of any one or more of the following events (each such event being herein referred to as an “Event of Default”) shall constitute a default under this Agreement:

(a)	Principal Default: if the Borrower fails to pay the principal of any Loan hereunder when due and payable;

(b)	Other Payment Default: if the Borrower fails to pay:

(i)	any interest (including, if applicable, default interest) due on any Loan;

(ii)	any acceptance fee with respect to a Bankers’ Acceptance; or

(iii)	any other amount not specifically referred to in paragraph (a) above or in this paragraph (b) payable by the Borrower hereunder;

in each case when due and payable, and such default is not remedied within 5 Banking Days after written notice thereof is given by the Agent to the Borrower specifying such default and requiring the Borrower to remedy or cure the same;

(c)	Breach of Other Covenants: if the Borrower fails to observe or perform any covenant or obligation herein or in any Document contained on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 10.1) and, after notice has been given by the Agent to the Borrower specifying such default and requiring the Borrower to remedy or cure the same, the Borrower shall fail to remedy such default within a period of 30 Banking Days after the giving of such notice, unless the Majority of the Lenders (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Majority of the Lenders;

(d)	Incorrect Representations: if any representation or warranty made by the Borrower in this Agreement or in any certificate or other document at any time delivered hereunder to the Agent shall prove to have been incorrect or misleading in any material respect on and as of the date made and such misrepresentation is not remedied within 30 Banking Days after the Agent notifies the Borrower of same; provided that if it is impossible to remedy such misrepresentation, the true facts that exist have or would reasonably be expected to have a Material Adverse Effect;

(e)	Involuntary Insolvency: if a decree or order of a court of competent jurisdiction is entered adjudging the Borrower a bankrupt or insolvent or approving as properly filed a petition seeking the winding up of the Borrower under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 10 Banking Days;

(f)

Voluntary Insolvency: if the Borrower makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers with respect to the Borrower or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition;

(g)	Dissolution: except in accordance with Section 9.2(b), if proceedings are commenced for the dissolution, liquidation or winding up of the Borrower unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Majority of the Lenders;

(h)	Security Realization: if creditors of the Borrower having a Security Interest against or in respect of the property and assets thereof, or any part thereof, (other than Non- Recourse Assets) realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of 2.5% of Consolidated Shareholders’ Equity and such realization or enforcement shall continue in effect and not be released, discharged or stayed for more than 30 Banking Days;

(i)	Seizure: if property and assets of the Borrower or any part thereof (other than Non- Recourse Assets) having an aggregate fair market value in excess of 2.5% of Consolidated Shareholders’ Equity is seized or otherwise attached by anyone pursuant to any legal process or other means, including, without limitation, distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed for more than 30 Banking Days;

(j)	Judgment: if one or more judgments, decrees or orders (other than in respect of Non-Recourse Debt) shall be rendered against the Borrower for the payment of money in excess of 2.5% of Consolidated Shareholders’ Equity in the aggregate and any of such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 Banking Days without being vacated, discharged, satisfied or stayed pending appeal;

(k)	Payment Cross-Default: if the Borrower defaults in the payment when due (whether at maturity, upon acceleration, or otherwise) of Debt thereof in an aggregate principal amount in excess of 2.5% of Consolidated Shareholders’ Equity (or the Equivalent Amount thereof or the equivalent thereof in any other currency) and such default continues after the expiry of any applicable cure periods, unless such default has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments or other agreements evidencing or relating to such Debt; or

(l)

Event Cross Acceleration: if a default, event of default or other similar condition or event (however described) in respect of the Borrower occurs or exists under any indentures, credit agreements, instruments or other agreements evidencing or relating to Debt thereof (individually or collectively) in an aggregate principal amount in excess of 2.5% of Consolidated Shareholders’ Equity (or the Equivalent Amount thereof or the equivalent thereof in any other currency) and such default, event or condition has resulted in such Debt becoming due and payable thereunder before it would otherwise have been due and payable, unless such default, event or condition has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments or other agreements and the acceleration of Debt resulting therefrom has been rescinded.

10.2 Acceleration

If any Event of Default shall occur and for so long as it is continuing:

(a)	the entire principal amount of all Loans then outstanding from the Borrower and all accrued and unpaid interest thereon;

(b)	an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Borrower which are unmatured; and

(c)	all other Obligations outstanding hereunder,

shall, at the option of the Agent in accordance with Section 13.11 or upon the request of a Majority of the Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower). In such event and if the Borrower does not immediately pay all such amounts upon receipt of such notice, either the Lenders (in accordance with the proviso in Section 13.11(i)) or the Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrower to the Lenders and proceed to exercise any and all rights hereunder and under the other Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

10.3 Conversion on Default

Upon the occurrence of an Event of Default in respect of the Borrower, the Agent on behalf of the Lenders may convert, at the Equivalent Amount, if applicable, a U.S. Base Rate Loan or Libor Loan owing by the Borrower, to a Canadian Prime Rate Loan. Interest shall accrue on each such Canadian Prime Rate Loan at the rate specified in Section 5.1 with interest on all overdue interest at the same rate, such interest to be calculated daily and payable on demand.

10.4 Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Majority of the Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Majority of the Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Document as a result of any other default or breach hereunder or thereunder.

10.5 Termination of Lenders’ Obligations

The occurrence of a Default or Event of Default shall relieve the Lenders of all obligations to provide any further Drawdowns, Rollovers or Conversions to the Borrower hereunder during the continuance of the same; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to all of the Lenders and the Agent.

ARTICLE 11

CHANGE OF CIRCUMSTANCES

11.1 Market Disruption Respecting Libor Loans

If at any time subsequent to the giving of a Drawdown Notice, Rollover Notice or Conversion Notice to the Agent by the Borrower with regard to any requested Libor Loan:

(a)	the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Libor Loan during the ensuing Interest Period selected;

(b)	the Agent (acting reasonably) determines that the making or continuing of the requested Libor Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)	the Agent is advised by Lenders holding at least 25% of the Commitments of all Lenders hereunder by written notice (each, a “Lender Libor Suspension Notice”), such notice received by the Agent no later than 2:00 p.m. (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that the Libor Rate will not adequately reflect the cost of funds to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such Lender Libor Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant Libor Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 11.1. In the event the Borrower fails to give, if applicable, a valid replacement Conversion Notice with respect to the maturing Libor Loans which were the subject of a Rollover Notice, such maturing Libor Loans shall be converted on the last day of the applicable Interest Period into U.S. Base Rate Loans as if a Conversion Notice had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a Libor Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a U.S. Base Rate Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a U.S. Base Rate Loan.

11.2 Market Disruption Respecting Bankers’ Acceptances

If:

(a)	the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)	the Agent is advised by Lenders holding at least 25% of the Commitments of all Lenders hereunder by written notice (each, a “Lender BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market;

then:

(c)	the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower and the Lenders;

(d)	any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Loan by way of Canadian Prime Rate Loans in the amount specified in the original Drawdown Notice;

(e)	any outstanding Conversion Notice requesting a Conversion of a Loan by way of U.S. Base Rate Loans or Libor Loans into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loan into a Loan by way of Canadian Prime Rate Loans; and

(f)	any outstanding Rollover Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances, shall be deemed to be a Conversion Notice requesting a Conversion of such Loans into a Loan by way of Canadian Prime Rate Loans.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower’s right to request the Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A Lender BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 2:00 p.m. (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Drawdown Notice, Conversion Notice or Rollover Notice previously received by the Agent, in which case the applicable Lender BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice, Conversion Notice or Rollover Notice if received by the Agent prior to 2:00 p.m. (Toronto time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such previously received Drawdown Notice, Conversion Notice or Rollover Notice, as applicable.

11.3 Change in Law

(1)

If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity in each case after the date hereof:

(a)	subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Excluded Taxes), or changes the basis of taxation of payments due to such Lender, or increases any existing Taxes (other than Excluded Taxes) on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement;

(b)	imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Bankers’ Acceptances accepted by such Lender;

(c)	imposes on such Lender or requires there to be maintained by such Lender any capital adequacy or additional capital requirements (including, without limitation, a requirement which affects such Lender’s allocation of capital resources to its obligations) in respect of any Loan or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

(d)	directly or indirectly affects the cost to such Lender of making available, funding or maintaining any Loan or otherwise imposes on such Lender any other condition or requirement affecting this Agreement or any Loan or any obligation of such Lender hereunder;

and the result of (a), (b), (c) or (d) above, in the sole determination of such Lender acting in good faith, is:

(e)	to increase the cost to such Lender of performing its obligations hereunder with respect to any Loan;

(f)	to reduce any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital in respect of any Loan or the Credit Facility; or

(g)	to cause such Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Loan or the Credit Facility;

such Lender shall determine that amount of money which shall compensate the Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as “Additional Compensation”). Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in applicable law for the purposes of this Section 11.3(1), regardless of the date enacted, adopted or issued. Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, such Lender shall promptly so notify the Borrower and the Agent. The relevant Lender shall provide the Borrower and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender’s Additional Compensation. Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

(2)	Each Lender agrees that it will not claim Additional Compensation from the Borrower under Section 11.3(1):

(a)	if it is not generally claiming similar compensation from its other customers in similar circumstances;

(b)	in respect of any period greater than 90 days prior to the delivery of notice in respect thereof by such Lender, unless the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect; or

(c)	to the extent (but only to the extent) the claim for Additional Compensation would duplicate additional amounts such Lender is already receiving pursuant to Section 7.5 in respect of the same adoption, change or other event or circumstance giving rise to the claim for Additional Compensation.

11.4 Prepayment of Portion

In addition to the other rights and options of the Borrower hereunder and notwithstanding any contrary provisions hereof, if a Lender gives the notice provided for in Section 11.3 with respect to any Loan (an “Affected Loan”), the Borrower may, upon 2 Banking Days’ notice to that effect given to such Lender and the Agent (which notice shall be irrevocable), prepay in full without penalty such Lender’s Rateable Portion of the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Lender’s obligations to make such Affected Loans to the Borrower under this Agreement shall terminate.

11.5 Illegality

If a Lender determines, in good faith, that the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity, now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain a Loan under the Credit Facility or to give effect to its obligations in respect of such a Loan, such Lender may, by written notice thereof to the Borrower and to the Agent declare its obligations under this Agreement in respect of such Loan to be terminated whereupon the same shall forthwith terminate, and the Borrower shall, within the time required by such law (or at the end of such longer period as such Lender at its discretion has agreed), either effect a Conversion of such Loan in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility) or prepay the principal of such Loan together with accrued interest, such Additional Compensation as may be applicable with respect to such Loan to the date of such payment and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

ARTICLE 12

COSTS, EXPENSES AND INDEMNIFICATION

12.1 Costs and Expenses

The Borrower shall pay promptly upon notice from the Agent all reasonable out-of-pocket costs and expenses of the Agent in connection with the Documents and the establishment and initial syndication of the Credit Facility, including, without limitation, in connection with preparation, printing, execution and delivery of this Agreement and the other Documents whether or not any Drawdown has been made hereunder, and also including, without limitation, the reasonable fees and out-of-pocket costs and expenses of Lenders’ Counsel with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Agreement and the other Documents. Except for ordinary expenses of the Lenders and the Agent relating to the day-to-day administration of this Agreement, the Borrower further agrees to pay within 30 days of demand by the Agent all reasonable out-of-pocket costs and expenses in connection with the preparation or review of waivers, consents and amendments pertaining to this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lenders and the Agent under this Agreement and other Documents, including, without limitation, all reasonable out-of-pocket costs and expenses sustained by the Lenders and the Agent as a result of any failure by the Borrower to perform or observe any of its obligations hereunder or in connection with any action, suit or proceeding (whether or not an Indemnified Party is a party or subject thereto), together with interest thereon from and after such 30th day if such payment is not made by such time.

12.2 General Indemnity

In addition to any liability of the Borrower to any Lender or the Agent under any other provision hereof, the Borrower shall indemnify each Indemnified Party and hold each Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including, without limitation, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of a Loan and reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the same as a result of or in connection with:

(a)	any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund any Bankers’ Acceptance or to fund or maintain any Loan as a result of the Borrower’s failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

(b)	subject to permitted or deemed Rollovers and Conversions, the Borrower’s failure to provide for the payment to the Agent for the account of the Lenders of the full principal amount of each Bankers’ Acceptance on its maturity date;

(c)	the Borrower’s failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of the Borrower hereunder for overdue amounts);

(d)	the Borrower’s repayment or prepayment of a Libor Loan otherwise than on the last day of its Interest Period;

(e)	the prepayment of any outstanding Bankers’ Acceptance before the maturity date of such Bankers’ Acceptance;

(f)	the Borrower’s failure to give any notice required to be given by it to the Agent or the Lenders hereunder;

(g)	the failure of the Borrower to make any other payment due hereunder;

(h)	any inaccuracy or incompleteness of the Borrower’s representations and warranties contained in Article 8;

(i)	any failure of the Borrower to observe or fulfil its obligations under Article 9;

(j)	any failure of the Borrower to observe or fulfil any other Obligation not specifically referred to above; or

(k)	the occurrence of any Default or Event of Default,

provided that this Section shall not apply to any losses, claims, costs, damages or liabilities that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party claiming indemnity hereunder. The provisions of this Section shall survive repayment of the Obligations.

12.3 Environmental Indemnity

The Borrower shall indemnify and hold harmless the Indemnified Parties forthwith on demand by the Agent from and against any and all claims, suits, actions, debts, damages, costs, losses, liabilities, penalties, obligations, judgments, charges, expenses and disbursements (including without limitation, all reasonable legal fees and disbursements on a solicitor and his own client basis) of any nature whatsoever, suffered or incurred by the Indemnified Parties or any of them in connection with the Credit Facility, whether as beneficiaries under the Documents, as successors in interest of the Borrower or any of its Subsidiaries, or voluntary transfer in lieu of foreclosure, or otherwise howsoever, with respect to any Environmental Claims relating to the property of the Borrower or any of its Subsidiaries arising under any Environmental Laws as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or its Subsidiaries) relating to the property of the Borrower or its Subsidiaries, or the past, present or future condition of any part of the property of the Borrower or its Subsidiaries owned, operated or leased by the Borrower or its Subsidiaries (or any such predecessor in interest), including any liabilities arising as a result of any indemnity covering Environmental Claims given to any person by the Lenders or the Agent or a receiver, receiver-manager or similar person appointed hereunder or under applicable law (collectively, the “Indemnified Third Party”); but excluding any Environmental Claims or liabilities relating thereto to the extent that such Environmental Claims or liabilities arise by reason of the gross negligence or wilful misconduct of the Indemnified Party or the Indemnified Third Party claiming indemnity hereunder. The provisions of this Section shall survive the repayment of the Obligations.

12.4 Judgment Currency

(1)	If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the “Judgment Currency”) an amount due in Canadian Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(a)	the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(b)	the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter in this Section referred to as the “Judgment Conversion Date”).

(2)	If, in the case of any proceeding in the court of any jurisdiction referred to in Section 12.4(1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3)	Any amount due from the Borrower under the provisions of Section 12.4(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(4)	The term “rate of exchange” in this Section 12.4 means the Equivalent Amount of the Judgment Currency.

ARTICLE 13

THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITY

13.1 Authorization and Action

(1)	Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf to exercise such rights or powers granted to the Agent or the Lenders under this Agreement to the extent specifically provided herein and on the terms hereof, together with such powers as are reasonably incidental thereto and the Agent hereby accepts such appointment and authorization. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 14.10, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority of the Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity or which could result in the Agent’s incurring any costs and expenses, without provision being made for indemnity of the Agent by the Lenders against any loss, liability, cost or expense incurred, or to be incurred or which is contrary to this Agreement or applicable law.

(2)	The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Documents, shall be made upon the decision of the Majority of the Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders” or “all Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

13.2	Procedure for Making Loans

(1)	The Agent shall make Loans available to the Borrower as required hereunder by debiting the account of the Agent to which the Lenders’ Rateable Portions of such Loans have been credited in accordance with Section 2.12 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

(2)	Unless the Agent has been notified by a Lender at least one Banking Day prior to the Drawdown Date, Rollover Date or Conversion Date, as the case may be, requested by the Borrower that such Lender will not make available to the Agent its Rateable Portion of such Loan, the Agent may assume that such Lender has made or will make such portion of the Loan available to the Agent on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, in accordance with the provisions hereof and the Agent may, but shall be in no way obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of a Loan available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender’s Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Loan or, in the case of funds made available in anticipation of a Lender remitting proceeds of a Bankers’ Acceptance, at the rate of interest per annum applicable to Canadian Prime Rate Loans) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent; provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Borrower covenants and agrees that, without prejudice to any rights the Borrower may have against such Lender, it shall repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof, in the absence of manifest error. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender’s Rateable Portion of the Loan for purposes of this Agreement. The failure of any Lender to make its Rateable Portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of such Loan on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, but no Lender shall be responsible for the failure of any other Lender to make the Rateable Portion of any Loan to be made by such other Lender on the date of any Drawdown, Rollover or Conversion, as the case may be.

13.3	Remittance of Payments

Except for amounts payable to the Agent for its own account and subject to Section 2.23, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 5 or payment pursuant to Article 7, the Agent shall remit to each Lender its Rateable Portion of such payment; provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the Borrower fails to make such payment, each of the Lenders on receipt of such remittance from the Agent agrees to repay to the Agent forthwith on demand an amount equal to the remittance together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner applicable to the Loan in respect of which such payment is made, or, in the case of a remittance in respect of Bankers’ Acceptances, at the rate of interest applicable to Canadian Prime Rate Loans for each day from the date such amount is remitted to the Lenders without prejudice to any right such Lender may have against the Borrower. The exact amount of the repayment required to be made by the Lenders pursuant hereto shall be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.

13.4 Redistribution of Payment

Each Lender agrees that:

(a)	if such Lender exercises any security against or right of counter-claim, set off or banker’s lien or similar right with respect to the property of the Borrower or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim and collateral for which it is, or is entitled to exercise any set-off against, a debt owed by it to the Borrower, such Lender shall apportion the amount thereof proportionately between:

(i)	such Lender’s Rateable Portion of all outstanding Obligations owing by the Borrower (including the face amounts at maturity of Bankers’ Acceptances accepted by the Lenders), which amounts shall be applied in accordance with Section 13.4(b); and

(ii)	amounts otherwise owed to such Lender by the Borrower,

provided that (i) any cash collateral account held by such Lender as collateral for a letter of credit or bankers’ acceptance (other than a Bankers’ Acceptance) issued or accepted by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender pursuant to such letter of credit or in respect of any such bankers’ acceptance without apportionment and (ii) these provisions do not apply to:

(iii)	a right or claim which arises or exists in respect of a loan or other debt in respect of which the relevant Lender holds a Security Interest which is a Permitted Encumbrance;

(iv)	cash collateral provided, or the exercise of rights of counterclaim, set-off or banker’s lien or similar rights, in respect of account positioning arrangements for the Borrower and its Subsidiaries provided by a Lender in the ordinary course of business or in respect of other cash management services provided by a Lender in the ordinary course of business; or

(v)	any payment to which a Lender is entitled as a result of any credit derivative or other form of credit protection obtained by such Lender;

(b)

if, in the aforementioned circumstances, such Lender, through the exercise of a right, or the receipt of a secured claim described in Section 13.4(a) above or otherwise, receives payment of a proportion of the aggregate amount of Obligations due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate Obligations due to the Lenders (having regard to the respective Rateable Portions of the Lenders), such Lender receiving such proportionately greater payment shall purchase, on a non-recourse basis at par, and make payment for a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in the outstanding Loans of the other Lender or Lenders so that their respective receipts shall be pro rata to their respective Rateable Portions; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered by or on behalf of the Borrower or any trustee, liquidator, receiver or receiver-manager or person with analogous powers from the purchasing Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to the extent of such recovery, but without interest unless the purchasing Lender is required to pay interest on such amount, in which case each selling Lender shall reimburse the purchasing Lender pro rata in relation to the amounts received by it. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claims; and

(c)	if such Lender does, or is required to do, any act or thing permitted by Section 13.4(a) or (b) above, it shall promptly provide full particulars thereof to the Agent.

13.5	Duties and Obligations

Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

(a)	may assume that there has been no assignment or transfer by any means by the Lenders of their rights hereunder, unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives from the assignee an executed Assignment Agreement providing, inter alia, that such assignee is bound hereby as it would have been if it had been an original Lender party hereto;

(b)	may consult with legal counsel (including receiving the opinions of Borrower’s counsel and Lenders’ Counsel required hereunder), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(c)	shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

(d)	may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

(e)	may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any person upon a certificate signed by or on behalf of such person;

(f)	shall not be bound to disclose to any other person any information relating to the Borrower, any of its Subsidiaries or any other person if such disclosure would or might in its opinion constitute a breach of any applicable law, be in default of the provisions hereof or be otherwise actionable at the suit of any other person; and

(g)	may refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any applicable law or any directive or otherwise render it liable to any person, and may do anything which is in its reasonable opinion necessary to comply with such applicable law.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the representations and warranties of the Borrower herein or the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

13.6 Prompt Notice to the Lenders

Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrower, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.

13.7 Agent’s and Lenders’ Authorities

With respect to its Commitment and the Drawdowns, Rollovers, Conversions and Loans made by it as a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. Subject to the express provisions hereof relating to the rights and obligations of the Agent and the Lenders in such capacities, the Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower and its Subsidiaries or any corporation or other entity owned or controlled by any of them and any person which may do business with any of them without any duties to account therefor to the Agent or the other Lenders and, in the case of the Agent, all as if it was not the Agent hereunder.

13.8 Lender Credit Decision

It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries. Each Lender represents to the Agent that it is engaged in the business of making and evaluating the risks associated with commercial revolving loans or term loans, or both, to corporations similar to the Borrower, that it can bear the economic risks related to the transaction contemplated hereby, that it has had access to all information deemed necessary by it in making such decision (provided that this representation shall not impair its rights against the Borrower) and that it is entering into this Agreement in the ordinary course of its commercial lending business. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any of its Subsidiaries. Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement. Each Lender hereby covenants and agrees that, subject to Section 13.4, it will not make any arrangements with the Borrower for the satisfaction of any Loans or other Obligations without the consent of all the other Lenders.

13.9 Indemnification of Agent

The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrower), on a pro rata basis in accordance with their respective Commitments as a proportion of the aggregate of all outstanding Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under or in respect of this Agreement in its capacity as Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the Agent’s gross negligence or wilful misconduct. If the Borrower subsequently repays all or a portion of such amounts to the Agent, the Agent shall reimburse the Lenders their pro rata shares (according to the amounts paid by them in respect thereof) of the amounts received from the Borrower. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its portion (determined as above) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

13.10 Successor Agent

The Agent may, as hereinafter provided, resign at any time by giving 45 days’ prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall, after soliciting the views of the Borrower, have the right to appoint another Lender as a successor agent (the “Successor Agent”) who shall be acceptable to the Borrower, acting reasonably. If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent shall, on behalf of the Lenders, appoint a Successor Agent who shall be a Lender acceptable to the Borrower, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit as to any actions taken or omitted to be taken by it as Agent or in its capacity as Agent while it was Agent hereunder.

13.11 Taking and Enforcement of Remedies

Each of the Lenders hereby acknowledges that, to the extent permitted by applicable law, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Agent upon the decision of the Majority of the Lenders regardless of whether acceleration was made pursuant to Section 10.2. Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to individually take any action with respect to the Credit Facility, including, without limitation, any acceleration under Section 10.2, but that any such action shall be taken only by the Agent with the prior written agreement or instructions of the Majority of the Lenders; provided that, notwithstanding the foregoing, if (i) the Agent, having been adequately indemnified against costs and expenses of so doing by the Lenders, shall fail to carry out any such instructions of a Majority of the Lenders, any Lender may do so on behalf of all Lenders and shall, in so doing, be entitled to the benefit of all protections given the Agent hereunder or elsewhere, and (ii) in the absence of instructions from the Majority of the Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders or any of them take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority of the Lenders, or upon a Lender or the Agent taking action as aforesaid, it shall cooperate fully with the Lender or the Agent to the extent requested by the Lender or the Agent in the collective realization including, without limitation, and, if applicable, the appointment of a receiver, or receiver and manager to act for their collective benefit. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that, subject to Section 5.7, Section 13.4 and Section 9.2(a) it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facility, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

With respect to any enforcement, realization or the taking of any rights or remedies to enforce the rights of the Lenders hereunder, the Agent shall be a trustee for each Lender, and all monies received from time to time by the Agent in respect of the foregoing shall be held in trust and shall be trust assets within the meaning of applicable bankruptcy or insolvency legislation and shall be considered for the purposes of such legislation to be held separate and apart from the other assets of the Agent, and each Lender shall be entitled to their Rateable Portion of such monies. In its capacity as trustee, the Agent shall be obliged to exercise only the degree of care it would exercise in the conduct and management of its own business and in accordance with its usual practice concurrently employed or hereafter instituted for other substantial commercial loans.

13.12 Reliance Upon Agent

The Borrower shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to this Agreement, and the Borrower shall generally be entitled to deal with the Agent with respect to matters under this Agreement which the Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Agent to provide the same.

13.13 No Liability of Agent

The Agent shall have no responsibility or liability to the Borrower on account of the failure of any Lender to perform its obligations hereunder (unless such failure was caused, in whole or in part, by the Agent’s failure to observe or perform its obligations hereunder), or to any Lender on account of the failure of the Borrower or any Lender to perform its obligations hereunder.

13.14 The Agent and the Defaulting Lenders

(1)	Each Defaulting Lender shall be required, to the extent permitted by applicable law, to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent in its discretion, equal to all obligations of such Defaulting Lender that are owing or, in the case of contingent obligations, may become owing, to the Agent, in its capacity as Agent, pursuant to this Agreement, including such Defaulting Lender’s obligation to pay its Rateable Portion of any indemnification or expense reimbursement amounts not paid by the Borrower. Such cash shall be held by the Agent in one or more cash collateral accounts, which accounts shall be in the name of the Agent and shall not be required to be interest bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 13.9.

(2)	The Agent shall be entitled to set off any Defaulting Lender’s Rateable Portion of all payments received from the Borrower against such Defaulting Lender’s obligations to fund payments and Loans required to be made by it and to purchase participations required to be purchased by it in each case under this Agreement and the other Documents. To the extent permitted by law, the Agent shall be entitled to withhold and deposit in one or more non- interest bearing cash collateral accounts in the name of the Agent all amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, for so long as such Lender is a Defaulting Lender, which amounts shall be used by the Agent:

(a)	first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Document;

(b)	second, to repay on a pro rata basis the incremental portion of any Loans made by a Lender pursuant to Section 14.2(4) in order to fund a shortfall created by a Defaulting Lender and, upon receipt of such repayment, each such Lender shall be deemed to have assigned to the Defaulting Lender such incremental portion of such Loans;

(c)	third, to cash collateralize all other contingent obligations of such Defaulting Lender to the Agent, in its capacity as Agent, owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent in its discretion; and

(d)	fourth, to fund from time to time the Defaulting Lender’s Rateable Portion of Loans.

(3)	For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including, without limitation, a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, save and except for the gross negligence or wilful misconduct of the Agent as determined by a final non-appealable judgement of a court of competent jurisdiction.

13.15	Article for Benefit of Agent and Lenders

The provisions of this Article 13 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Agent and the Lenders shall be for the exclusive benefit of the Agent and the Lenders, and, except to the extent provided in Sections 13.1, 13.2, 13.6, 13.10, 13.11, 13.12, 13.13, 13.14 and this Section 13.15, the Borrower shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions. Any Lender may waive in writing any right or rights which it may have against the Agent or the other Lenders hereunder without the consent of or notice to the Borrower.

ARTICLE 14

GENERAL

14.1	Exchange and Confidentiality of Information

(1)

The Borrower agrees that the Agent and each Lender may provide any assignee or participant or any bona fide prospective assignee or participant pursuant to Sections 14.6 or 14.7 with any information concerning the financial condition of the Borrower and its

Subsidiaries provided such party agrees with the Agent or such Lender for the benefit of the Borrower to be bound by a like duty of confidentiality to that contained in this Section.

(2)	Each of the Agent and the Lenders acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to them by the Borrower pursuant hereto (the “Information”) and agrees to use all reasonable efforts to prevent the disclosure thereof provided, however, that:

(a)	the Agent and each of the Lenders may disclose all or any part of the Information if, in their reasonable opinion, such disclosure is required in connection with any actual or threatened judicial, administrative or governmental proceedings (including proceedings initiated under or in respect of this Agreement) or upon the request of its independent auditors or a Governmental Authority having jurisdiction over it;

(b)	the Agent and each of the Lenders shall incur no liability in respect of any Information required to be disclosed by any applicable law or regulation, or by applicable order, policy or directive having the force of law, to the extent of such requirement;

(c)	the Agent and each of the Lenders may provide Lenders’ Counsel and their other agents and professional advisors and insurers and reinsurers and any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower, its Subsidiaries and the Obligations with any Information; provided that such persons shall be under a like duty of confidentiality to that contained in this Section;

(d)	the Agent and each of the Lenders shall incur no liability in respect of any Information: (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by the Borrower or its Subsidiaries, (ii) which the Agent or the relevant Lender can show was, prior to receipt thereof from the Borrower, lawfully in the Agent’s or Lender’s possession and not then subject to any obligation on its part to the Borrower to maintain confidentiality, or (iii) which the Agent or the relevant Lender received from a third party who was not, to the knowledge of the Agent or such Lender, under a duty of confidentiality to the Borrower at the time the information was so received;

(e)	the Agent and each Lender may provide any Affiliate thereof with the Information to the extent reasonably required to be disclosed thereto; provided that each such Affiliate shall be under a like duty of confidentiality to that contained in this Section 14.1 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by its Affiliate of the aforementioned like duty of confidentiality;

(f)	the Agent and each of the Lenders may disclose the Information to other financial institutions and other persons in connection with the syndication by the Agent or Lenders of the Credit Facility or the granting by a Lender of an actual or prospective assignment of or participation in the Credit Facility where such financial institution or other person agrees to be under a like duty of confidentiality to that contained in this Section;

(g)	the Agent and each Lender may provide any Affiliate thereof with the Information to the extent reasonably required to be disclosed thereto; provided that each such Affiliate shall be under a like duty of confidentiality to that contained in this Section 14.1 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by its Affiliate of the aforementioned like duty of confidentiality; and

(h)	the Agent and each of the Lenders may disclose all or any part of the Information so as to enable the Agent and the Lenders to initiate any lawsuit against the Borrower or to defend any lawsuit commenced by the Borrower the issues of which touch on the Information, but only to the extent such disclosure is necessary to the initiation or defense of such lawsuit.

(3)	With respect to each Lender, the provisions of this Article 14 shall survive repayment of the Obligations to such Lender and shall continue for a period of two (2) years after such Lender ceases to be a Lender hereunder.

14.2	Nature of Obligation under this Agreement; Defaulting Lenders

(1)	The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(2)	Without derogating from the operation of Section 13.14 and this Section 14.2, neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

(3)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)	the standby fees payable pursuant to Section 5.6 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(b)	a Defaulting Lender shall not be included in determining whether, and the Commitment and the Rateable Portion of the Outstanding Principal of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority of the Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 14.10), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects such Defaulting Lender differently than other affected Lenders or that increases the Commitment, extends the Maturity Date or decreases the Applicable Pricing Rate with respect to such Defaulting Lender shall require the consent of such Defaulting Lender; and

(c)	for the avoidance of doubt, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

(4)	If the Agent has actual knowledge that a Lender is a Defaulting Lender at the time that the Agent receives a Drawdown Notice or a Conversion Notice that will result in a currency conversion, then each other Lender shall fund its Rateable Portion of such affected Loan (and, in calculating such Rateable Portion, the Agent shall ignore the Commitments of each such Defaulting Lender); provided that, for certainty, no Lender shall be obligated by this Section to make or provide Loans in excess of its Commitment. If the Agent acquires actual knowledge that a Lender is a Defaulting Lender at any time after the Agent receives a Drawdown Notice or a Conversion Notice that will result in a currency conversion, then the Agent shall promptly notify the Borrower that such Lender is a Defaulting Lender (and such Lender shall be deemed to have consented to such disclosure). Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender under this Section 14.2(4) and which would otherwise have been paid by the Defaulting Lender if its Commitment had been included in determining the Rateable Portions of such affected Loans.

(5)	If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the other Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Lenders shall on a rateable basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Rateable Portion thereof without regard to Section 14.2(4).

14.3	Notices

Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective parties as follows:

To the Borrower:

Enbridge Inc.

200 Fifth Avenue Place

425 – 1st Street S.W.

Calgary, Alberta

T2P 3L8

Attention:            Vice President, Treasury

Facsimile:           (403) 231-4848

To the Agent, if applicable:

The Toronto-Dominion Bank, as Agent

E& Y Tower

222 Bay Street, 15th Floor

Toronto, Ontario M5K 1A2

Attention:            Director, Loan Syndications- Agency

Facsimile:           (416) 982-5535

E-mail:                tdsagencyadmin@tdsecurities.com

with a copy, in the case of each demand, notice or communication to the Agent other than Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices, to:

The Toronto-Dominion Bank, As Agent

TD Bank Tower

66 Wellington Street West, 9th Floor

Toronto, Ontario M5K 1A2

Attention:            Director, Loan Syndications-Agency

E-mail:                feroz.haq@tdsecurities.com

To each Lender: As set forth in the most recent administrative questionnaire or other written notification provided to the Agent by such Lender (a copy of which shall be provided to the Borrower upon request to the Agent)

or to such other address or telecopy number as any party may from time to time notify the others in accordance with this Section. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt on a Banking Day shall be conclusively deemed to have been made or given at the time of actual delivery or transmittal, as the case may be, on such Banking Day. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Banking Day shall be conclusively deemed to have been made or given at 9:00 a.m. (Calgary time) on the first Banking Day following actual delivery or transmittal, as the case may be.

14.4	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

14.5 Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Agent and their respective successors and permitted assigns.

14.6	Assignment

Any Lender may, without consent during the continuance of an Event of Default and at all other times with the prior written consent of each of the Borrower, the Short Notice Lenders and the Agent, which consents shall not be unreasonably withheld or delayed, sell, assign, transfer or grant an interest in its Commitment, its Rateable Portion of the Loans and its rights under the Documents; provided that, except during the continuance of an Event of Default, without the consent of the Borrower and the Agent, no Lender shall sell, assign, transfer or grant an interest in any Commitment, Loan or Document if the effect thereof would be to have a Lender with a Commitment of less than Cdn.$25,000,000 (such amount to be reduced in proportion to any partial reductions in the Credit Facility), and further provided that, it shall be a precondition to any such sale, assignment, transfer or grant that the contemplated assigning Lender shall have paid to the Agent, for the Agent’s own account, a transfer fee of Cdn.$3,500.00. Upon any such sale, assignment, transfer or grant, the assigning Lender shall have no further obligation hereunder with respect to such interest. Upon any such sale, assignment, transfer or grant, the assigning Lender, the new Lender, the Agent and the Borrower shall execute and deliver an Assignment Agreement. Subject to the provisions of Section 9.2(b), the Borrower shall not assign its rights or obligations hereunder without the prior written consent of all of the Lenders. Notwithstanding the foregoing, any Lender may at any time grant a Security Interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any Security Interest to secure obligations to a U.S. Federal Reserve Bank; provided that no such grant of a Security Interest shall release a Lender from any of its obligations hereunder or substitute any holder of such Security Interest for such Lender as a party hereto.

14.7 Participations

Any Lender may, without the consent of the Borrower, grant one or more participations in its Commitment and its Rateable Portion of the Loans to other persons, provided that the granting of such a participation: (a) shall be at such Lender’s own cost and (b) shall not affect the obligations of such Lender hereunder nor shall it increase the costs to the Borrower hereunder or under any of the other Documents. For certainty, no participant of a Lender shall have any rights or benefits hereunder, nor shall the consent or approval of such participant be required for any consent, approval or waiver from such Lender.

14.8	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.9 Whole Agreement

This Agreement and the other Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including, without limitation, any commitment letters), undertakings, declarations, commitments, representations, written or oral, in respect thereof.

14.10 Amendments and Waivers

Any provision of this Agreement may be amended only if the Borrower and the Majority of the Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Majority of the Lenders so agree in writing, but:

(a)	an amendment or waiver which changes or relates to (i) the amount or type of the Loans available hereunder or any Lender’s Commitment, (ii) decreases in the rates of or deferral of the dates of payment of interest, Bankers’ Acceptance fees, or mandatory repayments of principal, (iii) decreases in the amount of or deferral of the dates of payment of fees hereunder (other than fees payable for the account of Agent), (iv) the definition of “Majority of the Lenders”, (v) any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “all of the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders”, “all of the Lenders” or similar expressions, (vi) the definition of “Event of Default”, (vii) the conditions precedent to Drawdowns, (viii) the notice requirements for Drawdowns, Rollovers, Conversions or voluntary repayments, (ix) any provision of Section 2.19, (x) any other definition to the extent relevant to any of the foregoing provisions of this Section, or (xi) this Section, shall require the agreement or waiver of all of the Lenders and also (in the case of an amendment) of the other parties hereto; and

(b)	an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto.

Any such waiver and any consent by the Agent, any Lender, the Majority of the Lenders or all of the Lenders under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

14.11	Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

14.12	Further Assurances

The Borrower, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Documents or any of the agreements provided for hereunder to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrower’s compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

14.13	Attornment and Waiver of Jury Trial

(1)	The parties hereto each hereby attorn and submit to the jurisdiction of the courts of the Province of Alberta in regard to legal proceedings relating to the Documents. For the purpose of all such legal proceedings, this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. Notwithstanding the foregoing, nothing in this Section shall be construed nor operate to limit the right of any party hereto to commence any action relating hereto in any other jurisdiction, nor to limit the right of the courts of any other jurisdiction to take jurisdiction over any action or matter relating hereto.

(2)	The parties hereto each hereby waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to the Documents or any of the transactions contemplated thereby.

14.14	Time of the Essence

Time shall be of the essence of this Agreement.

14.15	Credit Agreement Governs

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Documents, the provisions of this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail.

14.16	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this

Agreement by facsimile transmittal or other means of electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

14.17 AML	Legislation and “Know Your Client” Requirements

(1)	Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), it may be required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of each such person and such other information that will allow such Lender or the Agent, as applicable, to identify each such person in accordance with AML Legislation (including, information regarding such person’s directors, authorized signing officers, or other Persons in control of each such person). The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(2)	If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of the Borrower or any of its Subsidiaries or any authorized signatories of such person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:

(a)	shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(b)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(3)	Notwithstanding anything to the contrary in this Section 14.16, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Borrower or any of its Subsidiaries or any authorized signatories of such person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such person or any such authorized signatory in doing so.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

ENBRIDGE INC.

By:	/s/ Patrick R. Murray
Patrick R. Murray
Vice President, Treasury

By:	/s/ Tyler W. Robinson
Tyler W. Robinson
Vice President & Corporate Secretary

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

LENDERS:

THE TORONTO-DOMINION BANK

By:	/s/ David Radomsky
Name: David Radomsky
Title: Managing Director

By:	/s/ Glen Cameron
Name: Glen Cameron
Title: Director

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., CANADIAN BRANCH

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

LENDERS:

THE TORONTO-DOMINION BANK

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:	/s/ Chris Freeman
Name: Chris Freeman
Title: Director

By:	/s/ Olga Waiand
Name: Olga Waiand
Title: Associate

CITIBANK, N.A., CANADIAN BRANCH

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

LENDERS:

THE TORONTO-DOMINION BANK

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., CANADIAN BRANCH

By:	/s/ Jonathan Cain
Name: Jonathan Cain
Title: Authorized Signatory

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH

By:	/s/ David Gynn
Name: David Gynn
Title: Chief Financial Officer

By:	/s/ Jon Bak
Name: Jon Bak
Title: Assistant Vice President

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH

By:
Name:
Title:

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:	/s/ Hivda Morissette
Name: Hivda Morissette
Title: Sr. Asset Manager

By:	/s/ Vivianne Bouchard
Name: Vivianne Bouchard
Title: Sr. Asset Manager

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH

By:
Name:
Title:

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Tarah Masniuk
Name: Tarah Masniuk
Title: Director

By:	/s/ Randy Geislinger
Name: Randy Geislinger
Title: Managing Director

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

HSBC BANK CANADA

By:	/s/ Adam Lamb
Name: Adam Lamb
Title: Assistant Vice President

By:	/s/ Ronald Cheung
Name: Ronald Cheung
Title: Associate

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:

By:
Name:
Title:

MIZUHO BANK, LTD.

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

HSBC BANK CANADA

By:
Name:
Title:

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

MIZUHO BANK, LTD.

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

HSBC BANK CANADA

By:
Name:
Title:

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:

By:
Name:
Title:

MIZUHO BANK, LTD.

By:	/s/ Brad C. Crilly
Name: Brad C. Crilly
Title: Senior Vice President

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA

By:	/s/ John Niedermier
Name: John Niedermier
Title: Authorized Signatory

By:	/s/ Rahul Rahul
Name: Rahul Rahul
Title: Authorized Signatory

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

LA CAISSE CENTRALE DESJARDINS DU QUÉBEC

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS

By:	/s/ Michael Gosselin
Name: Michael Gosselin
Title: Managing Director

By:	/s/ Evan lvanov
Name: Evan lvanov
Title: Director

LA CAISSE CENTRALE DESJARDINS DU QUÉBEC

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

LA CAISSE CENTRALE DESJARDINS DU QUÉBEC

By:	/s/ Oliver Sumugod
Name: Oliver Sumugod
Title: Director

By:	/s/ Matt van Remmen
Name: Matt van Remmen
Title: Managing Director

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:	/s/ Alfred Lee
Name: Alfred Lee
Title: Managing Director

By:
Name:
Title:

ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., CANADA BRANCH

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA

By:	/s/ Tim VandeGriend
Name: Tim VandeGriend
Title: Authorized Signatory

By:
Name:
Title:

BANK OF AMERICA, N.A., CANADA BRANCH

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Adrian Plummer
Name: Adrian Plummer
Title: Assistant Vice President

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

By:
Name:
Title:

UNITED OVERSEAS BANK LIMITED, VANCOUVER BRANCH

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

UNITED OVERSEAS BANK LIMITED, VANCOUVER BRANCH

By:	/s/ John Gleason
Name: John Gleason
Title: ED and GM

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, TORONTO BRANCH

By:	/s/ SZYMON ORDYS
Name: SZYMON ORDYS
Title: AUTHORIZED SIGNATORY

By:	/s/ Chris Gage
Name: Chris Gage
Title: Authorized Signatory

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, TORONTO BRANCH

By:
Name:
Title:

By:
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ GARY HERZOG
Name: GARY HERZOG
Title: MANAGING DIRECTOR

By:	/s/ Myra Martinez
Name: Myra Martinez
Title: Vice President

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

BANK OF CHINA (CANADA)

By:	/s/ Li Jieuo
Name: Li Jieuo
Title: Branch Manager, Calgary

By:
Name:
Title:

STATE BANK OF INDIA (CANADA)

By:
Name:
Title:

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

BANK OF CHINA (CANADA)

By:
Name:
Title:

By:
Name:
Title:

STATE BANK OF INDIA (CANADA)

By:	/s/ PANKAJ SHARMA
Name: PANKAJ SHARMA
Title: VICE PRESIDENT (CREDIT) TL (CPC)

By:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

AGENT:

THE TORONTO-DOMINION BANK, In its capacity as Agent

Per:	/s/ Feroz Haq
Name: Feroz Haq
Title: Director, Loan Syndications – Agency

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SHORT NOTICE LENDERS:

THE TORONTO-DOMINION BANK, in its capacity as Short Notice Lender

Per:	/s/ David Radomsky
Name: David Radomsky
Title: Managing Director

Per:	/s/ Glen Cameron
Name: Glen Cameron
Title: Director

THE BANK OF NOVA SCOTIA,
in its capacity as a Short Notice Lender

Per:
Name: Name
Title: Title

CANADIAN IMPERIAL BANK OF COMMERCE,
in its capacity as a Short Notice Lender

Per:
Name: Name
Title: Title

ROYAL BANK OF CANADA,
in its capacity as a short notice lender

Per:
Name: Name
Title: Title

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SHORT NOTICE LENDERS:

THE TORONTO-DOMINION BANK, in its capacity as Short Notice Lender

Per:
Name:
Title:

THE BANK OF NOVA SCOTIA, in its capacity as a Short Notice Lender

Per:	/s/ Chris Freeman
Name: Chris Freeman
Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as a Short Notice Lender

Per:
Name:
Title:

ROYAL BANK OF CANADA, in its capacity as a Short Notice Lender

Per:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SHORT NOTICE LENDERS:

THE TORONTO-DOMINION BANK, in its capacity as Short Notice Lender

Per:
Name:
Title:

THE BANK OF NOVA SCOTIA, in its capacity as a Short Notice Lender

Per:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as a Short Notice Lender

Per:	/s/ Tarah Masniuk
Name: Tarah Masniuk
Title: Director

Per:	/s/ Randy Gelsinger
Name: Randy Gelsinger
Title: Managing Director

ROYAL BANK OF CANADA, in its capacity as a Short Notice Lender

Per:
Name:
Title:

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SHORT NOTICE LENDERS:

THE TORONTO-DOMINION BANK, in its capacity as Short Notice Lender

Per:
Name:
Title:

THE BANK OF NOVA SCOTIA, in its capacity as a Short Notice Lender

Per:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as a Short Notice Lender

Per:
Name:
Title:

ROYAL BANK OF CANADA, in its capacity as a Short Notice Lender

Per:	/s/ Tim VandeGriend
Name: Tim VandeGriend
Title: Authorized Signatory

Enbridge Inc. – 364 Day – Second Amended and Restated Credit Agreement

SCHEDULE A

LENDERS AND COMMITMENTS

Lender	Commitment
HSBC Bank Canada	Cdn.$	140,000,000
Bank of China (Canada)	Cdn.$	100,000,000
Deutsche Bank AG, Canada Branch	Cdn.$	75,000,000
Export Development Canada	Cdn.$	70,000,000
Société Générale	Cdn.$	67,000,000
National Bank of Canada	Cdn.$	55,000,000
The Toronto-Dominion Bank	Cdn.$	54,000,000
The Bank of Nova Scotia	Cdn.$	51,000,000
Mizuho Bank, Ltd.	Cdn.$	48,000,000
Citibank, N.A., Canadian branch	Cdn.$	50,000,000
Canadian Imperial Bank of Commerce	Cdn.$	45,000,000
La Caisse centrale Desjardins Du Québec	Cdn.$	45,000,000
Royal Bank of Canada	Cdn.$	30,000,000
Bank of America, N.A., Canada Branch	Cdn.$	25,000,000
Barclays Bank PLC	Cdn.$	25,000,000
BNP Paribas	Cdn.$	25,000,000
Credit Agricole Corporate and Investment Bank	Cdn.$	25,000,000
Credit Suisse AG, Toronto Branch	Cdn.$	25,000,000
State Bank of India (Canada)	Cdn.$	25,000,000
Sumitomo Mitsui Banking Corporation of Canada	Cdn.$	25,000,000
United Overseas Bank Limited, Vancouver Branch	Cdn.$	25,000,000
Total:	Cdn.$	1,030,000,000

SCHEDULE B

LENDER ASSIGNMENT AGREEMENT

THIS LENDER ASSIGNMENT AGREEMENT is made as of the ● day of ●,●

BETWEEN:

●

(hereinafter referred to as the “Assignor”),

OF THE FIRST PART,

-and-

●

(hereinafter referred to as the “Assignee”),

OF THE SECOND PART,

-and-

ENBRIDGE INC., a corporation subsisting under the laws of Canada

(hereinafter sometimes referred to as the “Borrower”),

OF THE THIRD PART,

-and-

THE TORONTO-DOMINION BANK, a Canadian chartered bank, as

agent of the Lenders (hereinafter referred to as the “Agent”),

OF THE FOURTH PART.

WHEREAS the Assignor is a Lender under the Amended and Restated Credit Agreement made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016 between the Borrower, the Lenders and the Agent, (as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

AND WHEREAS the Assignor has agreed to assign and transfer to the Assignee certain rights under the Credit Agreement in compliance with the Credit Agreement, and the Assignee has agreed to accept such rights and assume certain obligations of the Assignor under the Credit Agreement;

AND WHEREAS this Agreement is delivered pursuant to Section 14.6 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the parties hereby agree as follows:

1.	INTERPRETATION

(a)	In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the same meanings attributed thereto as set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:

(i)	“Assigned Commitment” has the meaning set forth in Section 2 hereof;

(ii)	“Assigned Interests” has the meaning set forth in Section 2 hereof; and

(iii)	“Assumed Obligations” has the meaning set forth in Section 4 hereof.

(b)	The division of this Agreement into Articles, Sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)	In this Agreement:

(i)	the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer, unless otherwise specified, to this Lender Assignment Agreement taken as a whole and not to any particular section, subsection or paragraph;

(ii)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa; and

(iii)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

(d)	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

(e)	If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of any such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

2.	ASSIGNMENT OF RIGHTS BY ASSIGNOR

Effective as of the date hereof, the Assignor hereby absolutely assigns and transfers to the Assignee:

(a)	subject as provided in Section 3(a) hereof, [all OR ●% of all] of the Assignor’s right, title and interest in, to and under each of the outstanding Loans and other Obligations owing by the Borrower to the Assignor under the Credit Facility; and

(b)	[all OR ●%] of the Assignor’s Commitment, being Cdn. $● of such Commitment (the “Assigned Commitment”);

together with all of the Assignor’s other rights under the Credit Agreement and the other Documents but only insofar as such other rights relate to (a) and (b) above (collectively, the “Assigned Interests”).

3.	OUTSTANDING LIBOR LOANS AND ASSIGNOR BAs

(a)	The parties hereby acknowledge that, on the date hereof, Libor Loans and Bankers’ Acceptances accepted by the Assignor and each having terms to maturity ending on or after the date hereof may be outstanding (collectively, the “Outstanding Libor Loans and Assignor BAs”). Notwithstanding any provision of the Credit Agreement or this Agreement, the Assignee shall have no right, title, benefit or interest in or to any Outstanding Libor Loans and Assignor BAs. The Assignee shall assume no liability or obligation to the Assignor in respect of such Outstanding Libor Loans and Assignor BAs, including in respect of the failure of the Borrower to reimburse the Assignor for any such Bankers’ Acceptances accepted by the Assignor on the maturity thereof or any fees or other amounts due in respect thereof.

(b)	From time to time, as the Outstanding Libor Loans and Assignor BAs mature and Rollovers and Conversions are made by the Borrower in respect ·thereof, the Assignee shall participate in the Loans effecting such Rollovers and Conversions to the full extent of its Assigned Commitment in its capacity as a Lender.

4.	ASSUMPTION OF OBLIGATIONS BY ASSIGNEE

The Assignee assumes and covenants and agrees to be responsible for all obligations relating to the Assigned Interests to the extent such obligations arise or accrue on or after the date hereof (collectively, the “Assumed Obligations”) and agrees that it will be bound by the Credit Agreement and the other Documents to the extent of the Assumed Obligations as fully as if it had been an original party to the Credit Agreement.

5.	CREDIT AGREEMENT REFERENCES; NOTICES

Effective as of the date hereof:

(a)	the Assignee shall be a Lender for all purposes of the Credit Agreement and the other Documents and all references therein to “Lenders” or “a Lender” shall be deemed to include the Assignee;

(b)	the Commitment of the Assignee shall be the Assigned Commitment and all references in the Credit Agreement to “Commitment” of the Assignee shall be deemed to be to the Assigned Commitment;

(c)	any demand, notice or communication to be given to the Assignee in accordance with section 14.3 of the Credit Agreement shall be made or given to the following address or telecopy number (until the Assignee otherwise gives notice in accordance with such section 14.3): ●; and

(d)	Schedule A to the Credit Agreement shall be deemed to be and is hereby amended to the extent necessary to give effect to the assignment of the Assigned Commitment contemplated hereby and to give effect to Sections 5(a), 5(b) and 5(c) hereof.

6.	THE AGENT

Without in any way limiting the provisions of Section 4 hereof, the Assignee irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

7.	NO ENTITLEMENT TO PRIOR INTEREST OR OTHER FEES

Except as otherwise agreed in writing between the Assignor and the Assignee, notwithstanding any provision of the Credit Agreement or other Documents or any other provision of this Agreement, the Assignee shall have no right, title or interest in or to any interest or fees paid or to be paid to the Assignor under, pursuant to or in respect of:

(a)	the fees paid to the Assignor in respect of the establishment of the Credit Facility;

(b)	[the fees payable to the Agent pursuant to section 5.7 of the Credit Agreement; or] [Note: Section 7(b) to be inserted for any assignment by the Lender which is also acting as the Agent.]

(c)	the Loans, the Credit Facility or the Credit Agreement for any period of time or in respect of any event or circumstance prior to the date hereof, including, without limitation, any standby fees pursuant to section 5.6 of the Credit Agreement.

8.	CONSENT OF BORROWER AND AGENT

The Borrower and the Agent hereby consent to the assignment of the Assigned Interests to the Assignee and the assumption of the Assumed Obligations by the Assignee and agree to recognize the Assignee as a Lender under the Credit Agreement as fully as if the Assignee had been an original party to the Credit Agreement. The Borrower and the Agent agree that the Assignor shall have no further liability or obligation in respect of the Assumed Obligations.

9.	REPRESENTATIONS AND WARRANTIES

Each of the parties hereby represents and warrants to the other parties as follows:

(a)	it is duly incorporated and validly subsisting under the laws of its governing jurisdiction;

(b)	it has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Credit Agreement and the other Documents;

(c)	the execution, delivery, observance and performance on its part of this Agreement has been duly authorized by all necessary corporate and other action and this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms; and

(d)	all Governmental Authorizations, if any, required for the execution, delivery, observance and performance by it of this Agreement, the Credit Agreement and the other Documents have been obtained and remain in full force and effect, all conditions have been duly complied with and no action by, and no notice to or other filing or registration with any Governmental Authority is required for such execution, delivery, observance or performance.

The Assignor represents and warrants to the Assignee that it has the right to sell to the Assignee the Assigned Interests and that the same are free and clear of all Security Interests. The Assignor also represents and warrants to the Assignee that it has not received written notice of any Default or Event of Default having occurred under the Credit Agreement which is continuing.

The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and notwithstanding any examinations or investigations which may be made by the parties or their respective legal counsel.

Except as expressly provided herein, the Assignee confirms that this Agreement is entered into by the Assignee without any representations or warranties by the Assignor or the Agent on any matter whatsoever, including, without limitation, on the effectiveness, validity, legality, enforceability, adequacy or completeness of the Credit Agreement or any Document delivered pursuant thereto or in connection therewith or any of the terms, covenants and conditions therein or on the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

10.	ASSIGNEE CREDIT DECISION

The Assignee acknowledges to the Assignor and the Agent that the Assignee has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and other Documents and all other matters incidental to the Credit Agreement and the other Documents. The Assignee confirms with the Assignor and the Agent that it does not rely, and it will not hereafter rely, on the Agent or the Assignor:

(a)	to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, any Subsidiary or any other person under or in connection with the Credit Agreement and other Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to the Assignee by the Agent); or

(b)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

The Assignee acknowledges that a copy of the Credit Agreement (including a copy of the Schedules) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Documents and the transactions contemplated hereby and thereby. The Assignee acknowledges that it is satisfied with the form and substance of the Credit Agreement and the other Documents.

11.	PAYMENTS

The Assignor and the Assignee acknowledge and agree that all payments under the Credit Agreement in respect of the Assigned Interests from and after the date hereof received by the Agent on or after the date hereof shall be the property of the Assignee and the Agent shall be entitled to treat the Assignee as solely entitled thereto.

12.	AMENDMENTS AND WAIVERS

Any amendment or modification or waiver of any right under any provision of this Agreement shall be in writing (in the case of an amendment or modification, signed by the parties) and any such waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach.

13.	GENERAL PROVISIONS

(a)	The parties hereto shall from time to time and at all times do all such further acts and things and execute and deliver all such documents as are required in order to fully perform and carry out the terms of this Agreement.

(b)	The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(c)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one full set of counterparts.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.

●, as Assignor

Per:
●

Per:
●

●, as Assignee

Per:
●

Per:
●

ENBRIDGE INC.

Per:
●

Per:
●

THE TORONTO-DOMINION BANK, in its capacity as Agent

Per:
●

Per:
●

SCHEDULE C

CONVERSION NOTICE

TO:	The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the “Agent”)

DATE:

1.	This Conversion Notice is delivered to you pursuant to the terms and conditions of the Amended and Restated Credit Agreement made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016 between Enbridge Inc., as Borrower, The Toronto-Dominion Bank, The Bank of Nova Scotia and the other persons party thereto in their capacity as Lenders and the Agent and relating to the establishment of a certain credit facility in favour of the Borrower (as further amended, modified, supplemented or restated, the “Credit Agreement”). Unless otherwise expressly defined herein, capitalized terms set forth in this Conversion Notice shall have the respective meanings set forth in the Credit Agreement.

2.	The Borrower hereby requests a Conversion as follows:

(a)	Conversion Date:

(b)	Conversion of the following Loans under the Credit Facility:

	(i)	Type of Loan:

	(ii)	Amount being converted (specify aggregate face amount at maturity in the case of Bankers’ Acceptances):

	(iii)	Interest Period maturity (for Libor Loans and Bankers’ Acceptances):

INTO the following Loan:

(iv)	Type of Loan:

(v)	Interest Period (specify term of Libor Loans or Bankers’ Acceptances):

(c)	Payment, delivery or issuance instructions (if any):

Yours very truly,

ENBRIDGE INC.

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE D

DRAWDOWN NOTICE

TO:	The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the “Agent”)

DATE:

1.	This Drawdown Notice is delivered to you pursuant to the terms and conditions of the Amended and Restated Credit Agreement made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016 between Enbridge Inc., as Borrower, The Toronto-Dominion Bank, The Bank of Nova Scotia and the other persons party thereto in their capacity as Lenders and the Agent and relating to the establishment of a certain credit facility in favour of the Borrower (as further amended, modified, supplemented or restated, the “Credit Agreement”). Unless otherwise expressly defined herein, capitalized terms set forth in this Drawdown Notice shall have the respective meanings set forth in the Credit Agreement.

2.	The Borrower hereby requests a Drawdown as follows:

(a)	Drawdown Date:

(b)	Amount of Drawdown (specify aggregate face amount at maturity in the case of Bankers’ Acceptances):

(c)	Type of Loan:

(d)	Interest Period (specify term for Libor Loans and Bankers’ Acceptances):

(e)	Payment, delivery or issuance instructions (if any):

Yours very truly,

ENBRIDGE INC.

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE E

REPAYMENT NOTICE

TO:	The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the “Agent”)

DATE:

1.	This Repayment Notice is delivered to you pursuant to the terms and conditions of the Amended and Restated Credit Agreement made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016 between Enbridge Inc., as Borrower, The Toronto-Dominion Bank, The Bank of Nova Scotia and the other persons party thereto in their capacity as Lenders and the Agent and relating to the establishment of a certain credit facility in favour of the Borrower (as further amended, modified, supplemented or restated, the “Credit Agreement”). Unless otherwise expressly defined herein, capitalized terms set forth in this Repayment Notice shall have the respective meanings set forth in the Credit Agreement.

2.	The Borrower hereby gives notice of a repayment as follows:

(a)	Date of repayment:

(b)	Loan(s):

(c)	Interest Period maturity (specify for Libor Loans and Bankers’ Acceptances):

(d)	Amount being repaid (specify aggregate face amount at maturity in the case of Bankers’ Acceptances):

(e)	Repayment instructions (if any):

Yours very truly,

ENBRIDGE INC.

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE F

ROLLOVER NOTICE

TO:	The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the “Agent”)

DATE:

1.	This Rollover Notice is delivered to you pursuant to the terms and conditions of the Amended and Restated Credit Agreement made as of September 4, 1997, amended and restated as of December 18, 2007 and further amended and restated as of July 28, 2016 between Enbridge Inc., as Borrower, The Toronto-Dominion Bank, The Bank of Nova Scotia and the other persons party thereto in their capacity as Lenders and the Agent and relating to the establishment of a certain credit facility in favour of the Borrower (as further amended, modified, supplemented or restated, the “Credit Agreement”). Unless otherwise expressly defined herein, capitalized terms set forth in this Rollover Notice shall have the respective meanings set forth in the Credit Agreement.

2.	The Borrower hereby requests a Rollover as follows:

(a)	Rollover Date:

(b)	Amount of Rollover:

(c)	Type of Loan (specify aggregate face amount at maturity in the case of Bankers’ Acceptances):

(d)	New Interest Period (specify term of Libor Loans and Bankers’ Acceptances):

(e)	Payment, delivery or issuance instructions (if any):

Yours very truly,

ENBRIDGE INC.

Per:
Name:
Title:

Per:
Name:
Title: